Product Supplement No. EQUITY MLI-1 (To Prospectus dated May 15, 2025 and Series A Prospectus Supplement dated May 15, 2025) March 3, 2026	Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-287303

Notes Linked to One or More Equity Indices, Exchange-Traded Funds or Equity Securities

•	The notes are unsecured and unsubordinated obligations issued by Barclays Bank PLC. Any payments due on the notes, including any repayment of principal, will be subject to the credit risk of Barclays Bank PLC and to the exercise of any U.K. Bail-in Power (as defined below) by any relevant U.K. resolution authority (as described in the accompanying prospectus supplement).

•	The return on the notes will be based on the performance of an underlying “Market Measure,” which will be an equity index (an “Index”), an exchange-traded fund (an “Underlying Fund”), the common equity securities or American Depositary Receipts (“ADRs”) of a company other than us or our affiliates (an “Underlying Stock”), a basket of two or more of the foregoing, the worst-performing of two or more of any of the foregoing or the best-performing of two or more of any of the foregoing.

•	For each offering of the notes, we will provide you with a pricing supplement (which we refer to as a “term sheet”) that will describe the specific terms of that offering, including the specific Market Measure, maturity date and certain risk factors. The applicable term sheet will identify, if applicable, any additions or changes to the terms specified in this product supplement.

•	The notes may or may not pay coupons on either a contingent or fixed basis. Depending on the terms of the notes, the amount payable at maturity per unit (the “Redemption Amount”) may be less than, equal to or greater than the principal amount. The notes may or may not be callable by us in our discretion or subject to automatic early redemption prior to maturity.

•	This product supplement describes the general terms of the notes, the risk factors to consider before investing, the general manner in which the notes may be offered and sold, and other relevant information.

•	The notes will be issued in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10. The applicable term sheet may also set forth a minimum number of units that you must purchase.

•	Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

•	Barclays Capital Inc., our affiliate, will act as our selling agent to offer the notes and will act in a principal capacity in such role.

The notes are our unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC. The notes are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction. Potential purchasers of the notes should consider the information in “Risk Factors” beginning on page PS-6 of this product supplement and page S-9 of the accompanying prospectus supplement. You may lose all or a significant portion of your principal amount.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this product supplement or the accompanying prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

Barclays

TABLE OF CONTENTS

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Barclays Bank PLC has not authorized anyone to provide any information other than that contained or incorporated by reference in the applicable term sheet, this product supplement or the accompanying prospectus supplement or prospectus with respect to the notes offered by the applicable term sheet or with respect to Barclays Bank PLC. Barclays Bank PLC takes no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The applicable term sheet, together with this product supplement and the accompanying prospectus supplement and prospectus, will contain the terms of the notes and will supersede all other prior or contemporaneous oral statements as well as any other written materials, including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of Barclays Bank PLC. The information in each applicable term sheet, this product supplement and the accompanying prospectus supplement and prospectus may be accurate only as of the date of that document.

The notes are not appropriate for all investors and involve a number of risks and important legal and tax consequences that should be discussed with your professional advisors. You should be aware that the regulations of Financial Industry Regulatory Authority, Inc., or “FINRA,” and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the notes. The applicable term sheet, this product supplement and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the notes under any circumstances in which that offer or solicitation is unlawful.

SUMMARY

The information in this “Summary” section is qualified in its entirety by the more detailed explanation set forth elsewhere in this product supplement and the accompanying prospectus supplement and prospectus, as well as the applicable term sheet. Neither we nor Barclays Capital Inc. have authorized any other person to provide you with any information different from the information set forth in these documents. If anyone provides you with different or inconsistent information about the notes, you should not rely on it.

Key Terms:

General:

The notes are unsecured and unsubordinated obligations of Barclays Bank PLC, and are not covered by the U.K. Financial Services Compensation Scheme or insured or guaranteed by the FDIC or any other governmental agency of the United States, the United Kingdom or any other jurisdiction. They rank pari passu, without any preference among themselves, with all our other outstanding unsecured and unsubordinated obligations, present and future, except those obligations as are preferred by operation of law. Any payments due on the notes, including any repayment of principal, are subject to our credit risk and to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority (as described in the accompanying prospectus supplement).

The return on the notes will be based on the performance of a Market Measure. We may issue notes in which the payment(s) may be made or may increase if the value of the Market Measure increases (“Bullish Notes”) or we may issue notes in which the payment(s) may be made or may increase if the value of the Market Measure decreases (“Bearish Notes”). Depending on the terms of the notes, the Redemption Amount may be less than, equal to or greater than the principal amount.

Each issue of the notes will mature on the date set forth in the applicable term sheet. The notes may or may not pay coupons on either a contingent or fixed basis. The notes may or may not be callable or subject to early redemption prior to maturity.

Market Measure:

The Market Measure may consist of one or more of the following:

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U.S. broad-based Indices;

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U.S. sector or style-based Indices;

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non-U.S. or global Indices;

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Underlying Funds;

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Underlying Stocks of companies other than us or our affiliates (each, an “Underlying Company”) represented either by classes of common equity securities registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or by ADRs, which are securities issued through depositary arrangements and registered under the Exchange Act that represent shares of non-U.S. equity securities (in which case, if an Underlying Stock is an ADR, references to the “Underlying Company” of that Underlying Stock refer to the issuer of the shares underlying that ADR); or

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any combination of the above.

The Market Measure may consist of a group, or “Basket,” of two or more of any of the following types of components: Indices, Underlying Funds and Underlying Stocks. We refer to each Index, Underlying Fund or Underlying Stock included in any Basket as a “Basket Component.” If your notes are linked to a Basket, the Basket Components will be set forth in the applicable term sheet.

The Market Measure may also consist of the “Worst-Performing” (to be defined in the applicable term sheet) of two or more of any of the following types of components: Indices, Underlying Funds, Underlying Stocks and Baskets (the “Worst-Performing Market Measure”). If your notes are linked to the Worst-Performing Market Measure, references in this product supplement to “Market Measure” should be read as references to the applicable Worst-Performing Market Measure.

The Market Measure may also consist of the “Best-Performing” (to be defined in the applicable term sheet) of two or more of any of the following types of components: Indices, Underlying Funds, Underlying Stocks and Baskets (the “Best-Performing Market Measure”). If your notes are linked to the Best-Performing Market Measure, references in this product supplement to “Market Measure” should be read as references to the applicable Best-Performing Market Measure.

In this product supplement we refer to any Index, Underlying Fund, Underlying Stock or Basket which comprises the Market Measure in Worst-Performing or Best-Performing notes and any Basket Component as an “Underlying” and collectively as the “Underlyings”.

Payment(s) on the Notes:

The applicable term sheet will set forth the manner in which payment(s) on the notes, including any coupon payment(s) or any payment at maturity or upon early redemption, will be determined. See “Description of the Notes.”

Any payments due on the notes, including any repayment of principal, are subject to our credit risk as issuer of the notes and the risk of exercise of any U.K. Bail-in Power.

Principal at Risk:	Depending on the terms of the notes, there may be no guaranteed return of principal at maturity and you may lose all or a significant portion of your principal amount. Further, if you are able to sell your notes prior to maturity or any early redemption, you may receive less than the price that you paid for your notes.
Calculation Agent:	The calculation agent will make all determinations associated with the notes. Unless otherwise set forth in the applicable term sheet, we will appoint our affiliate, Barclays Capital Inc., or one of our other affiliates to act as the calculation agent for the notes. See “Description of the Notes—Role of the Calculation Agent.”
Selling Agent:	Barclays Capital Inc. will act as our selling agent in connection with each offering of the notes and will receive an underwriting discount based on the number of units of the notes sold. The selling agent is not your fiduciary or advisor solely as a result of the making of any offering of the notes, and you should not rely upon this product supplement, the applicable term sheet, or the accompanying prospectus supplement or prospectus as investment advice or a recommendation to purchase the notes.
Listing:	Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.
U.K. Bail-in Power:	Notwithstanding and to the exclusion of any other terms of the notes or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the notes (or the trustee on behalf of the holders of the notes), by acquiring the notes, each holder or beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any

U.K. Bail-in Power by the relevant U.K. resolution authority.
ERISA Considerations:	See “Benefit Plan Investor Considerations” beginning on page S-101 of the accompanying prospectus supplement.

This product supplement relates only to the notes and does not relate to any Index, Underlying Fund or Underlying Stock that comprises the Market Measure described in any applicable term sheet. You should read carefully the entire prospectus, prospectus supplement and this product supplement, together with the applicable term sheet, to understand fully the terms of your notes, as well as the tax and other considerations important to you in making a decision about whether to invest in any notes. In particular, you should review carefully the sections in this product supplement and the accompanying prospectus supplement entitled “Risk Factors,” which highlight a number of risks of an investment in the notes, to determine whether an investment in the notes is appropriate for you. Additional risk factors may be set forth in the applicable term sheet. If information in this product supplement is inconsistent with the accompanying prospectus supplement or prospectus, this product supplement will supersede those documents. However, if information in any applicable term sheet is inconsistent with information in this product supplement, that term sheet will supersede this product supplement.

Neither we nor any selling agent or any dealer participating in the offering is making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted.

Certain terms used and not defined in this product supplement have the meanings ascribed to them in the accompanying prospectus supplement or prospectus. Unless otherwise indicated or unless the context requires otherwise, all references in this product supplement to “we,” “us,” “our,” or similar references are to Barclays Bank PLC.

You are urged to consult with your own attorneys and business and tax advisors before making a decision to purchase any notes.

RISK FACTORS

Your investment in the notes is subject to investment risks, many of which differ from those of a conventional debt security. Your decision to purchase the notes should be made only after carefully considering the risks, including those discussed below, together with the risk information contained in the accompanying prospectus supplement and in the applicable term sheet, in light of your particular circumstances. The notes are not an appropriate investment for you if you are not knowledgeable about the material terms of the notes or investments in equity or equity-based securities in general.

Structure-related Risks

Your investment may result in a loss; there may be no guaranteed return of principal. To the extent set forth in the applicable term sheet, there may not be a fixed principal repayment amount on the notes at maturity. The return on the notes will be based on the performance of a Market Measure. If the value of the Market Measure decreases over the term of the notes (or in the case of Bearish Notes, increases), you may lose all or a significant portion of your principal amount at maturity. You should read the applicable term sheet to determine the extent to which changes in the value of the Market Measure may negatively affect your investment in the notes or even result in the loss of your entire principal amount.

Any positive return on your investment may be limited to a maximum return at maturity or to any coupons which may be payable during the term of the notes, and may be less than a comparable investment directly in the Market Measure or any of its underlying assets. If so specified in the applicable term sheet, the notes may have a fixed maximum return, regardless of the performance of the Market Measure. If your notes are coupon bearing, payments on the notes may be limited to any coupons which may be payable during the term of the notes.  In these cases, your return on the notes may be less than the return that you would have realized if you had invested directly in the Market Measure (or any securities, commodities or other assets to which the Market Measure provides exposure), and you will not receive the full benefit of any appreciation (or in the case of Bearish Notes, depreciation) in the value of the Market Measure beyond that maximum return.

In addition, unless otherwise set forth in the applicable term sheet or in the event of an adjustment as described in this product supplement under “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Anti-Dilution Adjustments” or “Description of the Notes—Anti-Dilution Adjustments Relating to Underlying Stocks,” the value of the Market Measure as of any date will not reflect the value of any dividends paid, or distributions made, on the Market Measure or any of its underlying assets, or any other rights associated with the Market Measure or any of its underlying assets. Thus, any return on the notes will not reflect the return you would realize if you actually owned the Market Measure or any of its underlying assets.

Additionally, the Market Measure may consist of one or more Indices that are calculated in a non-U.S. currency and include securities traded in that non-U.S. currency. If the value of that currency strengthens against the U.S. dollar during the term of your notes, you may not obtain the benefit of that increase, which you would have received if you had owned the securities included in that Index or those Indices.

You may not receive any coupons on the notes and any return on the notes may be less than the yield on a conventional debt security of comparable maturity. The applicable term sheet will state whether your notes pay coupons. If your notes are coupon-bearing, they may only pay contingent coupons or pay coupons at a fixed rate that is less than the rate we would pay on a conventional debt security of comparable maturity. Any return that you receive on the notes may be less than the return you would earn if you purchased a conventional debt security with the same maturity date. To the extent that coupon payments on the notes are contingent upon the performance of a Market Measure, the greater the expected volatility of the Market Measure is at the time the terms of your notes are set, the greater the expectation is at that time that you may not receive the contingent coupon payments. As a result, your investment in the notes may not reflect the full opportunity cost to you when you consider factors, such as inflation, that affect the time value of money.

Your notes may be called prior to maturity. If so specified in the applicable term sheet, your notes may be called at our option prior to maturity or may be automatically called upon the occurrence of certain specified events prior to maturity. If the notes are called, the term of the notes will be shortened. In such a case, your ability to receive any coupons over the term of the notes, if applicable, will be limited. No further payments will be made on the notes after they have been called. There is no guarantee that you would be able to reinvest the proceeds from an investment in the notes at a comparable return for a similar level of risk in the event the notes are called prior to maturity.

Payments on the notes will not reflect changes in the value of the Market Measure other than on the Observation Dates or the calculation day(s) during the Maturity Valuation Period, as applicable. Unless otherwise specified in the applicable term sheet, changes in the value of the Market Measure during the term of the notes other than on the Observation Dates or during the Maturity Valuation Period, as applicable, will not be reflected in the determinations as to payments on the notes. To make these determinations, the calculation agent will refer only to the value of the Market Measure on the Observation Dates or the calculation day(s) during the Maturity Valuation Period, as applicable. As a result, even if the value of the Market Measure has increased (or in the case of Bearish Notes, decreased) at certain times during the term of the notes, you may not receive any positive return on the notes or may lose some or all of your investment if the value of the Market Measure subsequently declines (or in the case of Bearish Notes, increases) on the Observation Dates or the calculation day(s) during the Maturity Valuation Period. In addition, if the Maturity Valuation Period for the notes consists of two or more scheduled calculation days, the Redemption Amount may be less than it would have been had the Redemption Amount been calculated based on the value of the Market Measure on any particular calculation day during the Maturity Valuation Period.

More favorable economic terms are generally associated with a Market Measure with greater expected volatility and therefore can indicate a greater risk of loss. “Volatility” refers to the frequency and magnitude of changes in the value of the Market Measure. The greater the expected volatility with respect to the Market Measure on the pricing date, the higher the expectation as of the pricing date that the value of the Market Measure could decrease (or in the case of Bearish Notes, increase) over the term of the notes, indicating a higher expected risk of loss on the notes. This greater expected risk will generally be reflected in more favorable terms, such as a coupon rate higher than the yield payable on our conventional debt securities with a similar maturity, than for similar securities linked to the performance of a Market Measure with a lower expected volatility as of the pricing date. You should therefore understand that more favorable terms may indicate an increased risk of loss. The volatility of the Market Measure can change significantly over the term of the notes. The value of the Market Measure for your notes could fall (or in the case of Bearish Notes, rise) sharply, which could adversely affect the return on your notes.

If your notes are linked to a Basket, changes in the values of one or more of the Basket Components may be offset by changes in the values of one or more of the other Basket Components. The Market Measure of your notes may be a Basket. In such a case, changes in the values of one or more of the Basket Components may not correlate with changes in the values of one or more of the other Basket Components. The values of one or more Basket Components may increase (or in the case of Bearish Notes, decrease), while the values of one or more of the other Basket Components may decrease or not increase as much

(or in the case of Bearish Notes, increase or not decrease as much). Therefore, in calculating the value of the Market Measure at any time, increases (or in the case of Bearish Notes, decreases) in the value of one Basket Component may be moderated or wholly offset by decreases or lesser increases (or in the case of Bearish Notes, increases or lesser decreases) in the values of one or more of the other Basket Components. If the weightings of the applicable Basket Components are not equal, adverse changes in the values of the Basket Components that are more heavily weighted could have a greater impact upon the value of the Market Measure and, consequently, the return on your notes.

If your notes are linked to the Worst-Performing of two or more Indices, Underlying Funds, Underlying Stocks or Baskets, the notes will be subject to the risks of each Index, Underlying Fund, Underlying Stock or Basket, not a basket composed of the foregoing, and will be negatively affected if the value of any Index, Underlying Fund, Underlying Stock or Basket decreases (or in the case of Bearish Notes, increases), even if the value of any other Index, Underlying Fund, Underlying Stock or Basket does not. If your notes are linked to the Worst-Performing of two or more Indices, Underlying Funds, Underlying Stocks or Baskets (“Worst-Performing Notes”), you will be subject to the risks associated with each Index, Underlying Fund, Underlying Stock or Basket. Worst-Performing Notes will not be linked to an overall basket composed of the Indices, Underlying Funds, Underlying Stocks or Baskets, where the depreciation (or in the case of Bearish Notes, appreciation) in the value of one Index, Underlying Fund, Underlying Stock or Basket could be offset to some extent by the appreciation (or in the case of Bearish Notes, depreciation) in the value of any other Index, Underlying Fund, Underlying Stock or Basket. In the case of Worst-Performing Notes, the individual performance of each Index, Underlying Fund, Underlying Stock or Basket will not be combined, and the depreciation (or in the case of Bearish Notes, appreciation) in the value of one Index, Underlying Fund, Underlying Stock or Basket will not be offset by any appreciation (or in the case of Bearish Notes, depreciation) in the value of any other Index, Underlying Fund, Underlying Stock or Basket. For example, you could lose some or all of your principal amount (i.e., the Redemption Amount could be zero) if the value of one Index, Underlying Fund, Underlying Stock or Basket has decreased (or in the case of Bearish Notes, increased) over the term of the notes, even if the value of each other Index, Underlying Fund, Underlying Stock or Basket has increased (or in the case of Bearish Notes, decreased) over the term of the Notes. The same analysis is true with respect to any other payments on the notes that are contingent upon the performance of the Worst-Performing Market Measure.

If your notes are linked to the Worst-Performing Market Measure, you will not benefit in any way from the performance of any better performing Index, Underlying Fund, Underlying Stock or Basket. If your notes are linked to the Worst-Performing Market Measure, the return on the notes will depend solely on the performance of the Worst-Performing Market Measure (whether it be an Index, Underlying Fund, Underlying Stock or Basket), and you will not benefit in any way from the performance of any better performing Index, Underlying Fund, Underlying Stock or Basket. The notes may underperform a similar alternative investment linked to a basket composed of the same Indices, Underlying Funds, Underlying Stock or Baskets, where the performance of any better performing Index, Underlying Fund, Underlying Stock or Basket would be blended with the performance of the Worst-Performing Market Measure, resulting in a potentially better return than what you would have received on the notes otherwise.

If your notes are Worst-Performing Notes, it is more likely that you will not receive a positive return on the notes and will lose some or all of your principal amount. With two or more Indices, Underlying Funds, Underlying Stocks or Baskets, it is more likely that the value of at least one Index, Underlying Fund, Underlying Stock or Basket will depreciate (or in the case of Bearish Notes, appreciate) during the term of the notes, in which case you may not receive a positive return on the notes and may lose some or all of your principal amount, than if the notes were linked to only one of the Indices, Underlying Funds, Underlying Stocks or Baskets.

If your notes are Worst-Performing Notes, you will be subject to risks relating to the relationship between the Indices, Underlying Funds, Underlying Stocks or Baskets. By investing in Worst-Performing Notes, you assume the risk that the Indices, Underlying Funds, Underlying Stocks or Baskets may not exhibit a positive correlation (i.e., a tendency for their values to increase or decrease at similar times and by similar magnitudes). The less correlated the Indices, Underlying Funds, Underlying Stocks or Baskets are, the more likely it is that the value of one Index, Underlying Fund, Underlying Stock or Basket will depreciate (or in the case of Bearish Notes, appreciate) during the term of the notes, in which case you may not receive a positive return on the notes and may lose some or all of your principal amount. It is impossible to predict what the relationship between the Indices, Underlying Funds, Underlying Stocks or Baskets will be over the term of the notes.

If your notes are linked to the Best-Performing of two or more Indices, Underlying Funds, Underlying Stocks or Baskets, the Best-Performing Market Measure may have poor performance and may not significantly outperform any lesser performing Index, Underlying Fund, Underlying Stock or Basket. Even if your notes are linked to the Best-Performing of two or more Indices, Underlying Funds, Underlying Stocks or Baskets (“Best-Performing Notes”), the Best-Performing Market Measure may nevertheless have poor performance. Each Index, Underlying Fund, Underlying Stock or Basket included in the Market Measure may experience significant depreciation (or in the case of Bearish Notes, appreciation), and the fact that the notes are Best-Performing Notes does not mean that you will receive any positive return or not suffer a loss on the notes. Moreover, the Best-Performing Market Measure may not significantly outperform any lesser performing Index, Underlying Fund, Underlying Stock or Basket. There is no assurance that having exposure to the Best-Performing Market Measure will provide a meaningful investment benefit relative to having exposure to only one Index, Underlying Fund, Underlying Stock or Basket.

Payments on the notes are subject to our credit risk, and any actual or perceived changes in our creditworthiness are expected to affect the value of the notes. The notes are our unsecured and unsubordinated obligations and are not either directly or indirectly an obligation of any third party. As a result, your receipt of any payments on the notes is dependent upon our ability to repay our obligations under the notes on the applicable payment date, regardless of the performance of the Market Measure. No assurance can be given as to what our financial condition will be on any payment date. If we become unable to meet our financial obligations as they become due, you may not receive the amounts payable under the terms of the notes.

In addition, our credit ratings are an assessment by ratings agencies of our ability to pay our obligations. Consequently, our perceived creditworthiness and actual or anticipated decreases in our credit ratings or increases in the spread between the yield on our securities and the yield on U.S. Treasury securities (the “credit spread”) prior to the maturity date may adversely affect the market value of the notes. However, because your return on the notes depends upon factors in addition to our ability to pay our obligations, such as the value of the Market Measure, an improvement in our credit ratings will not reduce the other investment risks related to the notes.

Any payments on the notes are subject to the exercise of U.K. Bail-in Power by the relevant U.K. resolution authority. Any payments on the notes are subject to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority that may result in (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the notes, (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the notes into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the notes of such shares, securities or obligations), (iii) the cancellation of the notes and/or (iv) the amendment or alteration of the maturity of the notes, or the amendment of the amount of interest or any other amounts due on the notes, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period.

Notwithstanding and to the exclusion of any other term of the notes or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the notes (or the trustee on behalf of the holders of the notes), by acquiring the notes, each holder or beneficial owner of the notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. You are urged to consult the information and the risk factors related to U.K. Bail-in Power set forth in the applicable term sheet and the accompanying prospectus supplement prior to investing in the notes.

Valuation- and Market-related Risks

The estimated value of the notes is expected to be lower than their public offering price. This difference is expected as a result of certain factors, such as the inclusion in the public offering price of the underwriting discount, an expected hedging-related charge, the estimated profit, if any, that we or any of our affiliates expect to earn in connection with structuring the notes, and the estimated cost which we may incur in hedging our obligations under the notes. If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for the notes and lower than the estimated value because the secondary market prices take into consideration the levels at which our debt securities trade in the secondary market but do not take into account such fees, charges and other amounts.

Our estimated value of the notes is based on subjective assumptions which may not materialize and which may prove to be inaccurate. The estimated value of the notes, which will be set forth in the applicable term sheet, is based on our internal pricing models. Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. These variables and assumptions are not evaluated or verified on an independent basis and may prove to be inaccurate. Different pricing models and assumptions of different financial institutions could provide valuations for the notes that are different from our estimated value.

The estimated value is expected to be based on a number of variables, including volatility, interest rates and our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value set forth in the applicable term sheet may be lower if that estimated value was based on the levels at which our benchmark debt securities trade in the secondary market.

The estimated value of the notes will not be a prediction of the prices at which Barclays Capital Inc. or any of our other affiliates or any other third parties may be willing to purchase the notes from you in secondary market transactions. The price at which you may be able to sell your notes in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions and any bid and ask spread for similar size trades, and may be substantially less than our estimated value of the notes. Any sale prior to the maturity date could result in a substantial loss to you.

We cannot assure you that there will be a trading market for your notes. If a secondary market exists, we cannot predict how the notes will trade, or whether that market will be liquid or illiquid. The development of a trading market for the notes will depend on various factors, including our financial performance and changes in the value of the Market Measure. The number of potential buyers of your notes in any secondary market may be limited. There is no assurance that any party will be willing to purchase your notes at any price in any secondary market.

We anticipate that Barclays Capital Inc. will endeavor to act as a market-maker for the notes, but it is not required to do so and may cease to do so at any time. Any price at which Barclays Capital Inc. may bid for, offer, purchase, or sell any notes may be higher or lower than the applicable public offering price, and that price may differ from the values determined by pricing models that it may use, whether as a result of dealer discounts, mark-ups, or other transaction costs. These bids, offers, or transactions may adversely affect the prices, if any, at which those notes might otherwise trade in the market. In addition, if at any time Barclays Capital Inc. were to cease acting as a market-maker for any issue of the notes, it is likely that there would be significantly less liquidity in that secondary market. In such a case, the price at which those notes could be sold likely would be lower than if an active market existed.

Unless otherwise stated in the applicable term sheet, we will not list the notes on any securities exchange or quotation system. Even if an application were made to list your notes, we cannot assure you that the application will be approved or that your notes will be listed and, if listed, that they will remain listed for their entire term. The listing of the notes on any securities exchange or quotation system will not necessarily ensure that a trading market will develop or, if a trading market does develop, that there will be liquidity in the trading market.

The notes are not designed to be short-term trading instruments, and if you attempt to sell the notes prior to maturity or call (if applicable), their market value, if any, will be affected by various factors that interrelate in complex ways, and their market value may be less than the principal amount. The notes are not designed to be short-term trading instruments. Unless otherwise set forth in the applicable term sheet, you have no right to have your notes redeemed at your option prior to maturity or call (if applicable). If you wish to liquidate your investment in the notes prior to maturity or call (if applicable), your only option would be to sell them in the secondary market (if any). At that time, there may be an illiquid market for your notes or no market at all. Even if you were able to sell your notes, there are many factors outside of our control that may adversely affect their market value, some of which, but not all, are stated below. These factors may interact with each other in complex and unpredictable ways, and the impact of any one factor may be offset or magnified by the impact of another factor. Each of the following paragraphs describes a specific factor’s expected impact on the market value of the notes, assuming all other conditions remain constant.

•	Value of the Market Measure. We anticipate that the market value of the notes during the term of the notes generally will depend to a significant extent on the value of the Market Measure. In general, it is expected that the market value of the notes will decrease as the value of the Market Measure decreases, and increase as the value of the Market Measure increases; however, as the value of the Market Measure increases, the market value of the notes may decrease or may not increase at the same rate. The reverse would be true for Bearish Notes. If you sell your notes when the value of the Market Measure is less than, or not sufficiently above (or in the case of Bearish Notes, below) its value on the pricing date, then you may receive less than the principal amount of your notes.

•	Volatility of the Market Measure. Volatility is a measure of the degree of variation in the value of the Market Measure over a period of time. The volatility of the Market Measure during the term of the notes may vary. In addition, an unsettled international environment and related uncertainties may result in greater market volatility, which may continue over the term of the notes. Increases or decreases in the volatility of the Market

Measure may have an adverse impact on the market value of the notes. Even if the value of the Market Measure increases (or in the case of Bearish Notes, decreases) after the applicable pricing date, if you are able to sell your notes before their maturity date, you may receive substantially less than the amount that would be payable at maturity or upon early redemption (if applicable) based on that value because of the anticipation that the value of the Market Measure will continue to fluctuate prior to the maturity date of the notes.

•	Economic and Other Conditions Generally. The general economic conditions of the capital markets in the United States, as well as geopolitical conditions and other financial, political, public health, regulatory and judicial events, natural disasters, acts of terrorism or war, and related uncertainties that affect stock or commodity markets generally, may adversely affect the value of the Market Measure and the market value of the notes. If the Market Measure consists of one or more Indices or Underlying Funds that have returns that are calculated based upon securities, commodities or other assets traded in one or more non-U.S. markets or one or more Underlying Stocks of non-U.S. Underlying Companies (each such Index, Underlying Fund or Underlying Stock, a “non-U.S. Market Measure”), the value of your notes may also be adversely affected by similar events in the markets of the relevant foreign countries.

•	Interest Rates. We expect that changes in interest rates will affect the market value of the notes. In general, if U.S. interest rates increase, we expect that the market value of the notes will decrease. In general, we expect that the longer the amount of time that remains until maturity, the more significant the impact of these changes will be on the value of the notes. The level of interest rates also may affect the U.S. economy and any applicable market outside of the United States, and in turn, the value of the Market Measure, and, thus, the market value of the notes may be adversely affected. In the case of non-U.S. Market Measures, the level of interest rates in the relevant foreign countries may also affect their economies and in turn the value of the non-U.S. Market Measure, and, thus, the market value of the notes may be adversely affected.

•	Dividend Yields. In general, if the cumulative dividend yields, if any, on the assets included in the Market Measure or an Underlying increase, we anticipate that the market value of the notes will decrease.

•	Exchange Rate Movements and Volatility. If the Market Measure of your notes includes any non-U.S. Market Measures, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency or currencies could have an adverse impact on the value of your notes, and the payments, if any, on the notes may depend in part on the relevant exchange rates. In addition, the correlation between the relevant exchange rate and any applicable non-U.S. Market Measure reflects the extent to which a percentage change in that exchange rate corresponds to a percentage change in the applicable non-U.S. Market Measure, and changes in these correlations may have an adverse impact on the value of your notes.

•	Our Financial Condition and Creditworthiness. Our actual and perceived creditworthiness, including any increase in our credit spreads and any actual or anticipated decreases in our credit ratings, may adversely affect the market value of the notes. In general, we expect the longer the amount of time that remains until maturity, the more significant the impact will be on the value of the notes. However, a decrease in our credit spreads or an improvement in our credit ratings will not necessarily increase the market value of the notes.

•	Time to Maturity. There may be a disparity between the market value of the notes prior to maturity and their value at maturity. This disparity is often called a time “value,”

“premium,” or “discount,” and reflects expectations concerning the value of the Market Measure prior to the maturity date. As the time to maturity decreases, this disparity will likely decrease, such that the value of the notes will approach the expected Redemption Amount to be paid at maturity.

Conflict-related Risks

Trading and hedging activities by us, the selling agent, any dealer participating in the offering or any of our or their respective affiliates may adversely affect your return on the notes and their market value. We, the selling agent, any dealer participating in the offering or any of our or their respective affiliates may buy or sell shares or units of the Market Measure, an Underlying or any of their respective underlying assets, futures or options contracts or exchange-traded instruments on the Market Measure, an Underlying or any of their respective underlying assets, or other listed or over-the-counter derivative instruments whose value is derived from the Market Measure, an Underlying or any of their respective underlying assets. We, the selling agent, any dealer participating in the offering or any of our or their respective affiliates may execute such purchases or sales for our own or their own accounts, for business reasons, or in connection with hedging our obligations under the notes. These transactions could adversely affect the value of these assets and, in turn, the value of a Market Measure or an Underlying in a manner that could be adverse to your investment in the notes. On or before the applicable pricing date of an issue of the notes, any purchases or sales by us, the selling agent, any dealer participating in the offering, our or their respective affiliates or others on our or their behalf (including those for the purpose of hedging some or all of our anticipated exposure in connection with the notes), may increase (or in the case of Bearish Notes, decrease) the value of a Market Measure, an Underlying or any of their respective underlying assets. Consequently, the values of that Market Measure, Underlying or any of their respective underlying assets may decrease (or in the case of Bearish Notes, increase) subsequent to the applicable pricing date of an issue of the notes, which may adversely affect the market value of the notes.

We, the selling agent and our affiliates also expect to engage in hedging activities that could increase (or in the case of Bearish Notes, decrease) the value of the Market Measure or an Underlying on the applicable pricing date. In addition, these hedging activities, including the unwinding of a hedge, may decrease the market value of your notes prior to maturity and may adversely affect any payments on the notes.

We, the selling agent, any dealer participating in the offering or any of our or their respective affiliates may purchase or otherwise acquire a long or short position in the notes, the Market Measure, an Underlying or any of their respective underlying assets and may hold or resell the notes, the Market Measure, an Underlying or any of their respective underlying assets. For example, the selling agent may enter into these transactions in connection with any market making activities in which it engages. We cannot assure you that these activities will not adversely affect the value of the Market Measure or an Underlying, the market value of your notes prior to maturity or any payments on the notes.

Our trading, hedging and other business activities, and those of the selling agent, any dealer participating in the offering or any of our or their respective affiliates, may create conflicts of interest with you. We, the selling agent, any dealer participating in the offering or any of our or their respective affiliates may engage in trading activities related to the Market Measure, an Underlying or any of their respective underlying assets that are not for your account or on your behalf. We, the selling agent, any dealer participating in the offering or any of our or their respective affiliates also may issue or underwrite other financial instruments with returns based upon the applicable Market Measure or Underlyings. These trading and other business activities may present a conflict of interest between your interest in the notes and the interests we, the selling agent, any dealer participating in the offering and our or their respective affiliates may have in our or their proprietary accounts, in facilitating transactions, including block trades, for our or their other customers, and in accounts under our or their management. These trading and other business activities, if they influence the value of the Market Measure, an Underlying or secondary trading in your notes, could be adverse to your interests as a beneficial owner of the notes.

We, the selling agent and our affiliates expect to enter into arrangements or adjust or close out existing transactions to hedge our obligations under the notes. We, the selling agent or our affiliates also may enter into hedging transactions relating to other notes or instruments that we or they issue, some of which may have returns calculated in a manner related to that of a particular issue of the notes. We may enter into such hedging arrangements with one or more of our affiliates, the selling agent, any dealer participating in the offering or any of our or their respective affiliates. The selling agent or our affiliates may enter into additional hedging transactions with other parties relating to the notes and the applicable Market Measure or Underlyings. This hedging activity is expected to result in a profit to those engaging in the hedging activity, which could be more or less than initially expected, but could also result in a loss. We, the selling agent and our affiliates will price these hedging transactions with the intent to realize a profit, regardless of whether the value of the notes increases or decreases or whether any payments on the notes may be adversely affected. Any profit in connection with such hedging activities will be in addition to any other compensation that we, the selling agent and our affiliates receive for the sale of the notes, which creates an additional incentive to sell the notes to you.

There may be potential conflicts of interest involving the calculation agent, which is an affiliate of ours. We have the right to appoint and remove the calculation agent. One of our affiliates will be the calculation agent for the notes and, as such, will make a variety of determinations relating to the notes, including any amounts payable under the notes. Under some circumstances, these duties could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent. These conflicts could occur, for instance, in connection with the calculation agent’s determination as to whether a Market Disruption Event has occurred, or in connection with judgments that the calculation agent would be required to make if the publication of a Market Measure or Underlying is discontinued or certain events occur with respect to any Underlying Fund or Underlying Stock. The calculation agent will be required to carry out its duties in good faith and using its reasonable judgment. However, because one of our affiliates will be the calculation agent, potential conflicts of interest could arise. Neither we nor any of our affiliates will have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of the notes.

Market Measure-related Risks

No sponsor, publisher or investment advisor of an Underlying Fund, an Index or any index underlying an Underlying Fund (“Underlying Index”) (each a “Market Measure Publisher”) will have any obligations relating to the notes. No Market Measure Publisher will have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our needs or the needs of noteholders into consideration for any reason, including taking any actions that might adversely affect the value of the Market Measure or an Underlying or the value of the notes. No Market Measure Publisher will receive any of the proceeds from any offering of the notes, and no Market Measure Publisher will be responsible for, or participate in, the offering of the notes. No Market Measure Publisher will be responsible for, or participate in, the determination or calculation of the amount receivable by holders of the notes.

We, the selling agent, any dealer participating in the offering and our or their respective affiliates do not make any representation to any purchasers of the notes regarding any matters whatsoever relating to the issuers of the securities included in any Underlying Fund, Index or Underlying Index. Any prospective purchaser of the notes should undertake an independent investigation of the companies included in an Underlying Fund, Index or Underlying Index to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the notes. Neither we nor any agent or dealer participating in the offering has made any independent investigation as to the completeness or accuracy of publicly available information regarding any Underlying Fund, Index or Underlying Index or as to the future performance of any Underlying Fund, Index or Underlying Index.

The Market Measure Publisher of an Index or an Underlying Index may adjust it in a way that affects its level, and that Market Measure Publisher has no obligation to consider your interests. Unless otherwise specified in the applicable term sheet, we, the selling agent, any dealer participating in the offering and our or their respective affiliates have no affiliation with any Market Measure Publisher of an Index or an Underlying Index. Consequently, we have no control of the actions of any Market Measure Publisher of an Index or Underlying Index. The Market Measure Publisher can add, delete or substitute the components included in that Index or Underlying Index or make other methodological changes that could change its level. A new security included in an Index or Underlying Index may perform significantly better or worse than the replaced security, and the performance will impact the level of the applicable Index or Underlying Index. Additionally, a Market Measure Publisher may alter, discontinue or suspend calculation or dissemination of an Index or Underlying Index. Any of these actions could adversely affect the value of your notes. The Market Measure Publishers will have no obligation to consider your interests in calculating or revising any Index or any Underlying Index.

Our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in the Market Measure and any such research, opinions or recommendations could adversely affect the value of the Market Measure or an Underlying. In the ordinary course of business, our affiliates may have published research reports, expressed opinions or provided recommendations on a Market Measure, an Underlying or the assets included in the Market Measure or Underlying, the applicable financial markets or other matters that may influence the value of a Market Measure, an Underlying or the assets included in the Market Measure or Underlying and, therefore, the value of the notes, and may do so in the future. These research reports, opinions or recommendations may be communicated to our clients and clients of our affiliates and may be inconsistent with purchasing or holding the notes. Any research reports, opinions or recommendations expressed by our affiliates may not be consistent with each other and may be modified from time to time without notice.  Moreover, other professionals who deal in markets relating to a Market Measure, an Underlying or the assets included in the Market Measure or Underlying may at any time have significantly different views from those of our affiliates. For these reasons, you are encouraged to derive information concerning a Market Measure, an Underlying or the assets included in the Market Measure or an Underlying from multiple sources, and you should not rely on the views expressed by our affiliates.

Our offering of the notes does not constitute a recommendation of the Market Measure. You should not take our offering of the notes as an expression of our views about how any Market Measure or Underlying will perform in the future or as a recommendation to invest in any Market Measure or Underlying, including through an investment in the notes. As we are part of a global financial institution, we and our other affiliates may, and often do, have positions (both long and short) in the Market Measure, an Underlying or any of their respective underlying assets that may conflict with an investment in the notes. You should undertake an independent determination of whether an investment in the notes is appropriate for you in light of your specific investment objectives, risk tolerance and financial resources.

As a holder of the notes, you will have no rights as a security holder of, and no rights to receive shares or units of, the Market Measure, an Underlying or any of their respective underlying assets, and you will not be entitled to receive any dividends paid, or other distributions made, on the Market Measure, an Underlying or any of their respective underlying assets. The notes are our debt securities. They are not equity instruments, shares of stock or securities of any other issuer. Investing in the notes will not make you a holder of shares or units of the Market Measure, an Underlying or any of their respective underlying assets. You will not have any voting rights, any rights to receive dividends or other distributions, any rights against a Market Measure Publisher, or any other rights with respect to the Market Measure, an Underlying or any of their respective underlying assets. As a result, the return on your notes may not reflect the return you would realize if you actually owned the Market Measure, an Underlying or any of their respective underlying assets and received the dividends paid or other distributions made in connection with them. Additionally, the values of certain Indices or Underlying Funds reflect only the prices of securities included in those Indices or Underlying Funds and do not take into consideration the value of dividends paid on those securities. Your notes will be paid in cash and you have no right to receive shares or units of the Market Measure, an Underlying or any of their respective underlying assets.

Unless otherwise set forth in the applicable term sheet, we, the selling agent, any dealer participating in the offering and our or their respective affiliates do not control any company included in any Market Measure or Underlying or any Underlying Company, and have not verified any disclosure made by any Market Measure Publisher or any of those companies or any Underlying Company. We, the selling agent, any dealer participating in the offering and our or their respective affiliates currently, or in the future, may engage in business with Market Measure Publishers, companies included in a Market Measure, Underlying or Underlying Index or any Underlying Company, and we, the selling agent, any dealer participating in the offering and our or their respective affiliates may from time to time own securities of an Underlying Fund, of companies included in a Market Measure, Underlying or Underlying Index or an Underlying Company. However, none of us, the selling agent, any dealer participating in the offering or our or their respective affiliates have the ability to control the actions of any Market Measure Publisher, Underlying Company or any of these companies or have undertaken any independent review of, or made any due diligence inquiry with respect to, any Market Measure Publisher, Underlying Company or any of these companies, unless (and only to the extent that) our securities or the securities of our affiliates are included in that Market Measure, Underlying or Underlying Index. In addition, unless otherwise set forth in the applicable term sheet, none of us, the selling agent, any dealer participating in the offering or our or their respective affiliates are responsible for the calculation of any Index, Underlying Fund, Underlying Stock or Underlying Index. You should make your own investigation into the applicable Market Measure, Basket Component or Underlying Index.

The business activities of us, the selling agent, any dealer participating in the offering and our or their respective affiliates relating to the companies included in a Market Measure or an Underlying or any Underlying Company may create conflicts of interest with you. We, the selling agent, any dealer participating in the offering and our or their respective affiliates, at the time of any offering of the notes or in the future, may engage in business with the companies included in a Market Measure or an Underlying or with an Underlying Company, including making loans to or equity investments in, or providing investment banking, asset management or other services to those companies, their affiliates and their competitors.

In connection with these activities, we, the selling agent, any dealer participating in the offering and our or their respective affiliates may receive information about those companies that we or they will not divulge to you or other third parties. One or more of our affiliates, the selling agent, any dealer participating in the offering and their affiliates may have published, and in the future may publish, research reports on one or more of these companies. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding your notes. Any of these activities may adversely affect the value of the Market Measure or an Underlying and, consequently, the market value of your notes. We, the selling agent, any dealer participating in the offering and our or their respective affiliates do not make any representation to any purchasers of the notes regarding any matters whatsoever relating to the issuers of the securities included in a Market Measure or an Underlying or any Underlying Company. Any prospective purchaser of the notes should undertake an independent investigation of the companies included in the Market Measure or an Underlying or any Underlying Company to a level that, in its judgment, is appropriate to make an informed decision regarding an investment in the notes. The composition of the Market Measure or an Underlying does not reflect any investment recommendations from us, the selling agent, any dealer participating in the offering or our or their respective affiliates.

Exchange rate movements may adversely impact the value of the notes. If any underlying asset included in a Market Measure or an Underlying is traded in a currency other than U.S. dollars, and, for purposes of calculating the value of the Market Measure or Underlying, is converted into U.S. dollars, then the value of the Market Measure or Underlying may depend in part on the relevant exchange rates. If the value of the U.S. dollar strengthens (or in the case of Bearish Notes, weakens) against the currencies of those underlying assets, the value of the applicable Market Measure or Underlying may be adversely (or in the case of Bearish Notes, positively) affected and any payments on the notes may be reduced.

Exchange rate movements may be impacted particularly by existing and expected rates of inflation and interest rate levels; political, civil or military unrest; the balance of payments between countries; and the extent of governmental surpluses or deficits in the relevant countries and the United States. All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of those countries and the United States and other countries important to international trade and finance.

If your notes are linked to a non-U.S. Market Measure, your return on the notes may be affected by factors affecting international securities markets. The value of securities traded outside of the United States may be adversely affected by a variety of factors relating to the relevant securities markets. Factors which could affect those markets, and therefore the return on your notes, include:

•	Market Liquidity and Volatility. The relevant foreign securities markets may be less liquid and/or more volatile than U.S. or other securities markets and may be affected by market developments in different ways than U.S. or other securities markets.

•	Political, Economic and Other Factors. The prices and performance of securities of companies in foreign countries may be affected by political, economic, financial, public health, natural disasters, acts of terrorism or war, social and other factors in those regions. Direct or indirect government intervention to stabilize a particular securities market and cross-shareholdings in companies in the relevant foreign markets may affect prices and the volume of trading in those markets. In addition, recent or future changes in government, economic and fiscal policies in the relevant jurisdictions, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions, and possible fluctuations in the rate of exchange between currencies are factors that could adversely affect the relevant securities markets. The relevant foreign economies may differ from the U.S. economy in economic factors such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

In particular, many emerging nations are undergoing rapid change involving the restructuring of economic, political, financial and legal systems. Regulatory and tax environments may be subject to change without review or appeal, and many emerging markets suffer from underdevelopment of capital markets and tax systems. In addition, in some of these nations, issuers of the relevant securities face the threat of expropriation of their assets and/or nationalization of their businesses. The economic and financial data about some of these countries may be unreliable.

•	Publicly Available Information. There is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the SEC. In addition, the accounting, auditing and financial reporting standards and requirements applicable to companies in foreign countries may differ from those applicable to U.S. reporting companies.

The historical performance of the Market Measure or an Underlying should not be taken as an indication of its performance during the term of the notes. The Market Measure or an Underlying may perform better or worse during the term of the notes than it has historically. The historical performance of the Market Measure or an Underlying, including any historical performance set forth in the applicable term sheet, should not be taken as an indication of its future performance.

Additional Risks Relating to Underlying Funds

There are liquidity and management risks associated with Underlying Funds. Although shares or units of any Underlying Fund to which your notes are linked will be listed for trading on a securities exchange and a number of similar products have been traded on various exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares or units of that Underlying Fund or that there will be liquidity in the trading market.

Underlying Funds are subject to management risk, which is the risk that the investment advisor’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results.

A Market Measure Publisher may adjust an Underlying Fund, its Underlying Index or other tracked asset of an Underlying Fund (an “Underlying Asset”) in a way that affects its value, and it has no obligation to consider your interests. A Market Measure Publisher of an Underlying Fund can change the investment policies of the applicable Underlying Fund or the policies concerning the calculation of the applicable Underlying Fund’s net asset value, add, delete, or substitute the underlying assets held by the Underlying Fund, or make other methodological changes that could change the value of that Underlying Fund. Additionally, a Market Measure Publisher of an Underlying Fund may alter, discontinue, or suspend calculation or dissemination of the price or the net asset value of that Underlying Fund. In addition, a Market Measure Publisher of an Underlying Index can add, delete or substitute the components included in that Underlying Index or make other methodological changes that could change the value of that Underlying Index. A Market Measure Publisher of an Underlying Index also may alter, discontinue, or suspend calculation or dissemination of the level of that Underlying Index. Similarly, a Market Measure Publisher of an Underlying Asset may make analogous adjustments to the Underlying Asset that could change the value of that Underlying Asset. Any of these actions could adversely affect the value of your notes. This could also result in the early redemption of your notes. See “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund.” The Market Measure Publishers of Underlying Funds or Underlying Indices will have no obligation to consider your interests in calculating or revising any Underlying Fund or Underlying Index.

Risks associated with the applicable Underlying Index or Underlying Asset will affect the value of the corresponding Underlying Fund and hence the value of the notes. An Underlying Fund is a fund that may hold a variety of underlying assets, including stocks, bonds, cash, commodities or derivative instruments, and its performance may be designed to track the performance of an Underlying Index or Underlying Asset, as applicable. While the notes are linked to an Underlying Fund and not to its Underlying Index or Underlying Asset, as applicable, risks associated with its Underlying Index or Underlying Asset, as applicable, will affect the share or unit price of that Underlying Fund and hence the value of the notes. Some of the risks that relate to an Underlying Fund include those discussed in this product supplement in relation to equity-based and commodity-based Underlying Funds, which you should review before investing in the notes.

The performance of an Underlying Fund may not correlate with the performance of its Underlying Index or Underlying Asset, as applicable, as well as the net asset value per share or unit of the Underlying Fund, especially during periods of market volatility. If an Underlying Fund is designed to track the performance of an Underlying Index or Underlying Asset, the performance of the Underlying Fund and that of its Underlying Index or Underlying Asset, as applicable, generally will vary due to, for example, transaction costs, management fees, certain (corporate) actions and/or timing variances. Moreover, it is also possible that the performance of an Underlying Fund may not fully replicate or may, in certain circumstances, diverge significantly from the performance of its Underlying Index or Underlying Asset, as applicable. This could be due to, for example, fees and expenses charged by the Market Measure Publisher of the Underlying Fund, the Underlying Fund not holding all or substantially all of the underlying assets included in any Underlying Index and/or holding assets that are not included in that Underlying Index, the temporary unavailability of certain securities in the secondary market, the performance of any derivative instruments held by the Underlying Fund, differences in trading hours between the Underlying Fund (or the underlying assets held by the Underlying Fund) and its Underlying Index or Underlying Asset, as applicable, restrictions on access to any Underlying Asset or due to other circumstances. This variation in performance is called the “tracking error,” and, at times, the tracking error may be significant.

If an Underlying Fund is designed to track the performance of an underlying commodity (a “Commodity-Based Underlying Fund”), such Underlying Fund may not fully replicate the performance of its underlying commodity due to fees and expenses charged by the Market Measure Publisher of the Underlying Fund or by restrictions on access to its underlying asset due to other circumstances. A Commodity-Based Underlying Fund often does not generate any income and will regularly sell its underlying commodity to pay for ongoing expenses, resulting in the amount of underlying commodity represented by each share or unit gradually declining over time. Such sales of an Underlying Fund’s underlying commodity to pay expenses often occur on an ongoing basis irrespective of whether the trading price of the Underlying Fund rises or falls in response to changes in the price of its underlying commodity. The sale by an Underlying Fund of its underlying commodity to pay expenses at a time of low prices for its underlying commodity could adversely affect the value of the notes. Additionally, there is a risk that part or all of the Underlying Fund’s holdings in its underlying commodity could be lost, damaged, stolen or restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of an Underlying Fund and its underlying commodity.

In addition, because the shares or units of an Underlying Fund are traded on a securities exchange and are subject to market supply and investor demand, the market price of one share or unit of the Underlying Fund may differ from its net asset value per share or unit; shares or units of the Underlying Fund may trade at, above, or below its net asset value per share or unit.

During periods of market volatility, underlying assets held by an Underlying Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share or unit of the Underlying Fund and the liquidity of the Underlying Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares or units of the Underlying Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares or units of the Underlying Fund. As a result, under these circumstances, the market value of shares or units of the Underlying Fund may vary substantially from the net asset value per share or unit of the Underlying Fund.

For the foregoing reasons, the performance of an Underlying Fund may not match the performance of its Underlying Index or Underlying Asset, as applicable, over the same period. Because of this variance, the return on the notes to the extent dependent on the performance of an Underlying Fund may not be the same as an investment directly in the Underlying Fund (or the underlying assets held by the Underlying Fund) and its Underlying Index or Underlying Asset, as applicable, or the same as a debt security with a return linked to the performance of the Underlying Index or Underlying Asset, as applicable.

If an Underlying Fund holds underlying assets traded on foreign exchanges, time zone differences may create discrepancies between the values of those underlying assets and the value of the notes. As a result of the time zone difference, if applicable, between the cities where the underlying assets held by an Underlying Fund trade and the cities in which shares or units of that Underlying Fund are traded, there may be discrepancies between the values of the relevant underlying assets and the trading prices of that Underlying Fund. In addition, there may be periods when the foreign exchange markets are closed for trading (for example during holidays in a country other than the United States) that may result in the values of the relevant non-U.S. underlying assets remaining unchanged for multiple Market Measure Business Days (as defined below) in the locations where the notes (or any related Underlying Fund) trade. Conversely, there may be periods in which the foreign exchange markets are open, but the securities markets in which the notes (or any related Underlying Fund) trade are closed.

The payments, if any, on the notes will not be adjusted for all events that could affect an Underlying Fund. The Price Multiplier(s) (as defined below), the value of an Underlying Fund, any amount payable on the notes and other terms of the notes may be adjusted for specified events affecting any Underlying Fund, as described in the section entitled “Description of the Notes—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.” However, these adjustments do not cover all events that could affect the market price of an Underlying Fund. The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or any other terms of the notes may adversely affect the Closing Market Price of any Underlying Fund and the amount(s), if any, payable on the notes, and, as a result, the market value of the notes.

Risks Relating to Commodity-Based Underlying Funds

The prices of commodities or commodity futures contracts held by a Commodity-Based Underlying Fund may change unpredictably, affecting the value of your notes in unforeseeable ways. Trading in commodities and commodity futures contracts is speculative and can be extremely volatile. Their market prices may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships; liquidity; weather conditions and natural disasters; trends in agriculture; trade, fiscal, monetary and exchange control programs; domestic and foreign political, military, public health and economic events and policies; disease, pestilence and technological developments; changes in interest rates, whether through governmental action or market movements; currency exchange rates; volatility from speculative activities; the development, availability and/or decrease in the prices of substitutes; monetary and other governmental policies, action and inaction; macroeconomic or geopolitical and military events, including political instability in some commodity-producing countries or other countries in which the production of particular commodities may be concentrated; and natural or nuclear disasters. These factors may affect the value of a Commodity-Based Underlying Fund in varying ways, and different factors may cause the levels and volatilities of commodity prices to move in inconsistent directions at inconsistent rates. Additionally, certain Commodity-Based Underlying Funds may be concentrated in only a few commodities or even a single commodity (e.g., oil). These Commodity-Based Underlying Funds are likely to be more volatile than those that hold a broader base of commodities.

If the liquidity of any commodities or related components held by any Commodity-Based Underlying Fund is limited, the value of the notes would likely be adversely affected. Commodities and derivatives contracts on commodities may be difficult to buy or sell, particularly during adverse market conditions. Reduced liquidity would likely have an adverse effect on the value of any Commodity-Based Underlying Fund and, therefore, on the return, if any, on your notes. Limited liquidity relating to any commodities or related components held by a Commodity-Based Underlying Fund may also result in its Market Measure Publisher being unable to determine the value of such Commodity-Based Underlying Fund using its normal means. The resulting discretion by such Market Measure Publisher in determining the value of its Commodity-Based Underlying Fund could adversely affect the value of the notes.

Suspension or disruptions of market trading in the applicable commodities and related futures contracts may adversely affect the value of your notes. The commodity markets are subject to disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in commodity futures contract prices that may occur during a single trading day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached in a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. Any such disruption, or any other force majeure (such as an act of God, fire, flood, severe weather conditions, act of governmental authority, labor difficulty, etc.) could have an adverse effect on the value of or trading in shares or units of a Commodity-Based Underlying Fund and, therefore, the value of the notes.

Legal and regulatory changes could adversely affect the return on and value of your notes. The value of the commodities held by a Commodity-Based Underlying Fund could be adversely affected by new laws or regulations or by the reinterpretation of existing laws or regulations (including, without limitation, those related to taxes and duties on commodities and commodity futures contracts) by one or more governments, courts or other official bodies.

In the United States, the regulation of commodity transactions is subject to ongoing modification by governmental and judicial action. For example, the U.S. Commodity Futures Trading Commission (“CFTC”) has interpreted the Dodd-Frank Wall Street Reform and

Consumer Protection Act (“Dodd-Frank”), which was enacted in July 2010, to require the CFTC to impose limits on the size of positions that can be held by market participants in futures contracts and over-the-counter derivatives on certain physical commodities. The CFTC adopted final position limit rules in October 2020; the final rules became effective in March 2021 and were fully phased in by January 2023. These limits restrict the ability of many market participants to trade in the commodities markets to the same extent as they have in the past, including affecting their ability to enter into or maintain hedge positions in the applicable commodity or commodity futures contracts. These rules and various other legislative and regulatory requirements may, among other things, reduce liquidity, increase market volatility and increase costs in these markets. These consequences could adversely affect a Commodity-Based Underlying Fund and the value of your notes.

In addition, other governmental or regulatory bodies (such as the European Commission) have proposed or may propose in the future legislation or regulations containing restrictions similar to those contemplated by Dodd-Frank or other legislation or regulations containing other restrictions that could adversely impact the liquidity of and increase the costs of participating in the commodities markets. If such legislation or regulations are adopted or other legislation or regulations are adopted in the future, they could have an adverse effect on the value of the applicable Commodity-Based Underlying Fund and your notes.

The notes will not be regulated by the CFTC. The notes will not be interests in a commodity pool nor will they be regulated by the CFTC as a commodity pool. Further, we will not be registered with the CFTC as a commodity pool operator. The notes will not constitute investments by you or by us on your behalf in commodity futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant” (“FCM”). We are not registered with the CFTC as an FCM, and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections for persons who trade in commodity futures contracts or who invest in regulated commodity pools.

A Commodity-Based Underlying Fund may invest in commodities or commodity futures contracts traded on foreign exchanges that are less regulated than U.S. markets and may involve different and greater risks than trading on U.S. exchanges. A Commodity-Based Underlying Fund may own commodities or commodity futures contracts that trade on exchanges located outside the United States. The regulations of the CFTC do not apply to trading on foreign exchanges, and trading on foreign exchanges may involve different and greater risks than trading on U.S. exchanges. Certain foreign markets may be more susceptible to disruption than U.S. exchanges due to the lack of a government-regulated clearinghouse system. Trading on foreign exchanges also involves certain other risks that are not applicable to trading on U.S. exchanges. Those risks include: (a) exchange rate risk relative to the U.S. dollar; (b) exchange controls; (c) expropriation; (d) burdensome or confiscatory taxation; and (e) moratoriums, and political or diplomatic events. It may also be more costly and difficult for participants in those markets to enforce the laws or regulations of a foreign country or exchange, and it is possible that the foreign country or exchange may not have laws or regulations which adequately protect the rights and interests of investors in the relevant commodities or contracts. These factors could reduce the value of the applicable Commodity-Based Underlying Fund and the value of your notes.

Additional Risks Relating to Underlying Stocks

An Underlying Company will have no obligations relating to the notes and none of us, the selling agent, any dealer participating in the offering or our or their respective affiliates will perform any due diligence procedures with respect to any Underlying Company. An Underlying Company will not have any financial or legal obligation with respect to the notes or the amounts to be paid to you, including any obligation to take our interests or the interests of holders of the notes into consideration for any reason, including when taking any corporate actions that might adversely affect the price of an Underlying Stock or the value of the notes. An Underlying Company will not receive any of the proceeds from any offering of the notes, and will not be responsible for, or participate in, the offering of the notes. No Underlying Company will be responsible for, or participate in, the determination or calculation of any payments on the notes.

None of us, the selling agent, any dealer participating in the offering or our or their respective affiliates will conduct any due diligence inquiry with respect to any Underlying Stock in connection with an offering of the notes. None of us, the selling agent, any dealer participating in the offering or our or their respective affiliates has made any independent investigation as to the completeness or accuracy of publicly available information regarding any Underlying Stock or any Underlying Company or as to the future performance of any Underlying Stock, and we, the selling agent, any dealer participating in the offering and our or their affiliates do not make any representation to any purchasers of the notes regarding any matters whatsoever relating to any Underlying Company. Any prospective purchaser of the notes should undertake such independent investigation of any Underlying Stock and any Underlying Company as in its judgment is appropriate to make an informed decision with respect to an investment in the notes.

The payments, if any, on the notes will not be adjusted for all corporate events that could affect an Underlying Company. The Price Multiplier(s), the value of an Underlying Stock, any amount payable on the notes and other terms of the notes may be adjusted for specified corporate events affecting an Underlying Stock, as described in the section entitled “Description of the Notes—Anti-Dilution Adjustments Relating to Underlying Stocks.” However, these adjustments do not cover all corporate events that could affect the market price of an Underlying Stock, such as offerings of common shares for cash or in connection with certain acquisition transactions. The occurrence of any event that does not require the calculation agent to adjust the applicable Price Multiplier or any other terms of the notes may adversely affect the Closing Market Price of an Underlying Stock and the amount(s), if any, payable on the notes, and, as a result, the market value of the notes.

Risks Relating to Underlying Stocks that Are ADRs

The value of an ADR may not accurately track the value of the common shares of the related Underlying Company. If an Underlying Stock is an ADR, each ADR will represent shares of the relevant Underlying Company. However, the return on your notes will be linked to the value of the ADR and not the common shares represented by the ADR. Generally, ADRs are issued under a deposit agreement that sets forth the rights and responsibilities of the depositary, the Underlying Company and the holders of the ADRs. The trading patterns of the ADRs will generally reflect the characteristics and valuations of the underlying common shares; however, the value of the ADRs may not completely track the value of those shares. There are important differences between the rights of holders of ADRs and the rights of holders of the underlying common shares. In addition, trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADRs. For example, certain factors may increase or decrease the public float of the ADRs and, as a result, the ADRs may have less liquidity or lower market value than the underlying common shares. As a result, the performance of an ADR may not match the performance of the common shares represented by the ADR over the same period. Because of this variance, the return on the notes, to the extent dependent on the return of an Underlying Stock that is an ADR, may not be the same as an investment directly in the common shares represented by such ADR or the same as a debt security with a payment at maturity linked to the performance of the common shares represented by such ADR.

Exchange rate movements may adversely affect the value of an Underlying Stock that is an ADR. If an Underlying Stock is an ADR, the market price of that Underlying Stock will generally track the U.S. dollar value of the market price of its underlying common shares. Therefore, if the value of the related foreign currency in which the underlying common shares are traded decreases relative to the U.S. dollar, the market price of the applicable Underlying Stock may decrease while the market price of the underlying common shares remains stable or increases or does not decrease to the same extent. As a result, changes in, and the volatility of, the exchange rates between the U.S. dollar and the relevant non-U.S. currency could have an adverse impact on the value of that Underlying Stock and consequently, the value of your notes and the amount payable on the notes.

Adverse trading conditions in the applicable non-U.S. market may negatively affect the value of an Underlying Stock that is an ADR. Holders of ADRs may usually surrender the ADRs in order to receive and trade the underlying common shares. This provision permits investors in the ADRs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the applicable Underlying Stock to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the United States for the underlying common shares that is not liquid may also result in an illiquid market for the ADRs, which may negatively affect the value of such ADRs and, consequently, the value of your notes.

Delisting of an Underlying Stock that is an ADR may adversely affect the value of the notes. If an Underlying Stock that is an ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or if the ADR facility between the Underlying Company and the ADR depositary is terminated for any reason, the applicable Underlying Stock may be deemed to be the Underlying Company’s common equity securities rather than the ADRs by the calculation agent, in its sole discretion and as it deems reasonable, and, in that case, the calculation agent will determine the price of that Underlying Stock by reference to those common shares, as described in the section entitled “Description of the Notes—Delisting of ADRs or Termination of ADR Facility.” Replacing the original ADRs with the underlying common shares may adversely affect the value of the notes and any amounts payable on the notes.

Other Risk Factors Relating to the Applicable Market Measure

The applicable term sheet may set forth additional risk factors relating to the applicable Market Measure that you should review prior to purchasing the notes.

Tax-related Risks

The U.S. federal income tax consequences of an investment in certain notes are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of certain notes (including, in particular, notes that are not treated as indebtedness for U.S. federal income tax purposes) and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of certain notes are uncertain, and the IRS or a court might not agree with the treatment of the notes as described in the applicable term sheet and the applicable section under “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement. If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the notes could be materially and adversely affected.

As described under “Material U.S. Federal Income Tax Consequences --Tax Treatment of the Notes” in the accompanying prospectus supplement, the U.S. Treasury Department (“Treasury”) and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of the U.S. Congress (“Congress”) have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

You may be required to recognize taxable income on certain notes prior to maturity. If you are a U.S. investor in a note, you may be required to recognize taxable income with respect to the note prior to its maturity, even though you may not receive a corresponding amount of cash. For example, this may be the case with respect to certain notes treated as indebtedness for U.S. federal income tax purposes, or if a note not treated as indebtedness was either recharacterized as a debt instrument or treated as significantly modified for U.S. federal income tax purposes. In addition, in certain circumstances some or all of your gain, if any, with respect to certain notes may be treated as ordinary income rather than capital gain.

You should review the discussion in the applicable term sheet and under “Material U.S. Federal Income Tax Consequences” in the accompanying prospectus supplement and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from each sale of the notes for the purposes described in the accompanying prospectus supplement under “Use of Proceeds and Hedging.” In addition, we expect that we or our affiliates may use a portion of the net proceeds to hedge our obligations under the notes.

DESCRIPTION OF THE NOTES

General

Each issue of the notes will be part of a series of medium-term notes entitled “Global Medium-Term Notes, Series A” that will be issued under the senior debt securities indenture, as amended or supplemented from time to time. The senior debt securities indenture is described more fully in the accompanying prospectus supplement and prospectus. The following description of the notes supplements and, to the extent it is inconsistent with, supersedes the description of the general terms and provisions of the notes and debt securities set forth under the headings “Terms of the Notes” in the prospectus supplement and “Description of Debt Securities” in the prospectus. These documents should be read in connection with this product supplement and the applicable term sheet. The provisions set forth under “Terms of the Notes—Valuation Dates, Review Dates, Determination Dates, Observation Dates, Calculation Dates and Averaging Dates,” “Terms of the Notes—Calculations and Calculation Agent,” “Terms of the Notes—Change-in-Law Events,” “Terms of the Notes—Commodity Hedging Disruption Events,” “Terms of the Notes—Default Amount—Determination of Default Amount,” “Terms of the Notes—Default Amount—Default Quotation Period,” “Terms of the Notes—Default Amount—Qualified Financial Institutions” and “Reference Assets” in the accompanying prospectus supplement are not applicable to the notes.

The maturity date of the notes and the aggregate principal amount of each issue of the notes will be stated in the applicable term sheet. If any scheduled payment date, including the maturity date, is not a business day, we will make the required payment on the next business day, and no interest will accrue as a result of such delay. Unless otherwise specified in the applicable term sheet, a “business day” is any day other than a day on which banking institutions in New York, New York are authorized or required by law, regulation or executive order to close.

We may not pay any interest on the notes. The notes may not guarantee the return of principal at maturity. The notes will be payable only in U.S. dollars. Except as set forth in the applicable term sheet and as discussed below, the notes are not redeemable by us, except under the limited circumstances as set forth in “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund” and “—Anti-Dilution Adjustments Relating to Underlying Stocks—Reorganization Events,” or repayable at the option of any holder. The notes are not subject to any sinking fund.

We will issue the notes in denominations of whole units. Unless otherwise set forth in the applicable term sheet, each unit will have a principal amount of $10. The CUSIP number for each issue of the notes will be set forth in the applicable term sheet. You may transfer the notes only in whole units.

Any payments due on the notes, including any repayment of principal, are subject to our credit risk and to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority (as described in the accompanying prospectus supplement).

Certain Terms of the Notes

Coupons. We may issue notes that are coupon-bearing or that do not bear coupons. We may issue notes in which the payment of coupons for one or more periods is contingent upon the occurrence of one or more specified events. The applicable term sheet will set forth whether the notes are coupon-bearing and, if so, the applicable coupon and calculation method.

Payment(s) on the Notes. The Redemption Amount may be determined by the calculation agent based on the values of the Market Measure during a period consisting of one or more “calculation days” occurring shortly before the maturity date of the notes (such period, the “Maturity Valuation Period”). We may also issue notes in which coupon payments, the Redemption Amount or the payment in connection with an early redemption of the notes is determined by the calculation agent based on the values of the Market Measure on one or more “Observation Dates” occurring during the term of the notes. If so specified in the applicable term sheet, we may use different terminology to refer to calculation days or Observation Dates. The applicable term sheet will provide examples of payments on the notes.

Redemption Prior to Maturity. If so specified in the applicable term sheet, your notes may be called prior to maturity at our option or may be automatically called prior to maturity upon the occurrence of one or more specified events, in each case in whole or in part, on the specified date(s) as set forth in the applicable term sheet and, if called at our option, upon providing such notice as specified in the applicable term sheet. The applicable term sheet also will set forth the manner in which any payment due upon such early redemption will be calculated. Unless otherwise set forth in the applicable term sheet, the notes are not subject to redemption at the option of the holder of the notes prior to maturity.

Market Measure Business Days. Unless otherwise specified in the applicable term sheet, as to any Index, a “Market Measure Business Day” means a day on which (1) the New York Stock Exchange (the “NYSE”) and The Nasdaq Stock Market, or their successors, are open for trading and (2) the applicable Index (or any successor) is calculated and published. Unless otherwise specified in the applicable term sheet, as to any Underlying Fund, a “Market Measure Business Day” means a day on which the securities exchange on which that Underlying Fund has its primary listing is open for trading. Unless otherwise specified in the applicable term sheet, as to any Underlying Stock, a “Market Measure Business Day” means a day on which trading is generally conducted (or was scheduled to have been generally conducted, but for the occurrence of a Market Disruption Event) on the NYSE, The Nasdaq Stock Market, the Chicago Board Options Exchange, and in the over-the-counter market for equity securities in the United States, or any successor exchange or market, or in the case of a security traded on one or more non-U.S. securities exchanges or markets, on the principal non-U.S. securities exchange or market for such security.

Events Relating to Observation Dates. With respect to an Index, Underlying Fund or Underlying Stock, if a scheduled Observation Date (other than the final Observation Date) is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, or if there is a Market Disruption Event on that day, the applicable Observation Date will be the immediately succeeding Market Measure Business Day during which no Market Disruption Event occurs or is continuing; provided that the closing level or the Closing Market Price, as applicable, of that Index, Underlying Fund or Underlying Stock for such Observation Date will not be determined on a date later than the fifth scheduled Market Measure Business Day after the scheduled Observation Date, and if that fifth day is not a Market Measure Business Day, or if there is a Market Disruption Event on that day, the calculation agent will determine (or, if not determinable, estimate) the closing level or the Closing Market Price, as applicable, of that Index, Underlying Fund or Underlying Stock for such Observation Date in a manner which the calculation agent considers commercially reasonable under the circumstances on that fifth scheduled Market Measure Business Day.

If, due to a Market Disruption Event or otherwise, a scheduled Observation Date (other than the final Observation Date) is postponed, the corresponding payment date will be approximately the fifth business day following the Observation Date as postponed, unless otherwise specified in the applicable term sheet.

Notwithstanding the foregoing, with respect to an Index, Underlying Fund or Underlying Stock, if a scheduled Observation Date overlaps with a calculation day during the Maturity Valuation Period and is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, or, if there is a Market Disruption Event on that day, such Observation Date will be postponed, and the closing level or the Closing Market Price, as applicable, of that Index, Underlying Fund or Underlying Stock for such Observation Date will be determined in accordance with the same procedures for such overlapped calculation day during the Maturity Valuation Period as described under “—Events Relating to Calculation Days” below.

For the avoidance of doubt, if your notes are linked to more than one Index, Underlying Fund or Underlying Stock, the occurrence of a Market Disruption Event or non-Market Measure Business Day as to any Index, Underlying Fund or Underlying Stock will not impact any other Index, Underlying Fund or Underlying Stock that is not so affected.

Events Relating to Calculation Days.

Notes with a Maturity Valuation Period Consisting of Two or More Scheduled Calculation Days. If the Maturity Valuation Period for the notes consists of two or more scheduled calculation days and, with respect to an Index, Underlying Fund or Underlying Stock, (i) a Market Disruption Event occurs on a scheduled calculation day during the Maturity Valuation Period or (ii) any scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the closing level or the Closing Market Price, as applicable, of that Index, Underlying Fund or Underlying Stock for the applicable non-calculation day will be its closing level or Closing Market Price, as applicable, on the next calculation day that occurs during the Maturity Valuation Period. For example, if the first and second scheduled calculation days during the Maturity Valuation Period are non-calculation days, then the closing level or the Closing Market Price, as applicable, of the applicable Index, Underlying Fund or Underlying Stock on the next calculation day will also be deemed to be its closing level or Closing Market Price, as applicable, on the first and second scheduled calculation days during the Maturity Valuation Period. If no further scheduled calculation days occur after a non-calculation day, or if every scheduled calculation day after that non-calculation day is also a non-calculation day, then the closing level or the Closing Market Price, as applicable, of the applicable Index, Underlying Fund or Underlying Stock for that non-calculation day and each following non-calculation day, if any, will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on the final scheduled calculation day during the Maturity Valuation Period, regardless of whether that final scheduled calculation day is a non-calculation day.

For the avoidance of doubt, if your notes are linked to more than one Index, Underlying Fund or Underlying Stock, the occurrence of a Market Disruption Event or non-Market Measure Business Day as to any Index, Underlying Fund or Underlying Stock will not impact any other Index, Underlying Fund or Underlying Stock that is not so affected.

Notes with a Maturity Valuation Period Consisting of Only One Scheduled Calculation Day. If the Maturity Valuation Period for the notes consists of only one scheduled calculation day and, with respect to an Index, Underlying Fund or Underlying Stock, (i) a Market Disruption Event occurs on that scheduled calculation day or (ii) that scheduled calculation day is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise, the closing level or the Closing Market Price, as applicable, of that Index, Underlying Fund or Underlying Stock for that calculation day will be its closing level or Closing Market Price, as applicable, on the immediately succeeding Market Measure Business Day during which no Market Disruption Event occurs or is continuing; provided that the closing level or the Closing Market Price, as applicable, of that Index, Underlying Fund or Underlying Stock for that calculation day will be determined (or, if not determinable, estimated) by the calculation agent in a manner which the calculation agent considers commercially reasonable under the circumstances on a date no later than the second scheduled Market Measure Business Day prior to the maturity date, regardless of the occurrence of a Market Disruption Event or non-Market Measure Business Day on that second scheduled Market Measure Business Day.

For the avoidance of doubt, if your notes are linked to more than one Index, Underlying Fund or Underlying Stock, the occurrence of a Market Disruption Event or non-Market Measure Business Day as to any Index, Underlying Fund or Underlying Stock will not impact any other Index, Underlying Fund or Underlying Stock that is not so affected.

The Market Measure

The applicable term sheet will set forth information as to the applicable Market Measure and, if applicable, the Underlyings, including information as to the historical values of the Market Measure and, if applicable, the Underlyings. However, historical values of the Indices, Underlying Funds or Underlying Stocks comprising the Market Measure and, if applicable, the Underlyings are not indicative of their future performance or the performance of your notes.

An investment in the notes does not entitle you to any ownership interest in the Market Measure, an Underlying or any of their respective underlying assets, including any voting rights, dividends paid or other distributions made, or any other rights with respect to the Market Measure, an Underlying or any of their respective underlying assets.

Any information regarding any Index, Underlying Fund, Underlying Index, Underlying Stock or Underlying Company will be derived from publicly available documents, without independent verification. Any Underlying Stock, including any ADR, or Underlying Fund will be registered under the Exchange Act. Information provided to or filed with the SEC by any Underlying Company can be located through the SEC’s website, www.sec.gov. Neither we nor our affiliates will have independently verified the accuracy or completeness of any of the information or reports of an Underlying Company.

The selection of an Index, Underlying Stock or Underlying Fund is not a recommendation to buy or sell such Index, Underlying Stock or Underlying Fund. Neither we nor our affiliates makes any representation to any purchaser of the notes as to the performance of any Index, Underlying Stock or Underlying Fund.

Closing Market Price

The “Closing Market Price” for one share of an Underlying Fund or Underlying Stock (or one unit of any other security for which a Closing Market Price must be determined) on any Market Measure Business Day means any of the following:

•	if the Underlying Fund or Underlying Stock (or such other security) is listed or admitted to trading on a U.S. national securities exchange, the last reported sale price, regular way (or, in the case of The Nasdaq Stock Market, the official closing price), of the principal trading session on that day on the principal U.S. securities exchange registered under the Exchange Act on which that Underlying Fund or Underlying Stock (or such other security) is listed or admitted to trading;

•	if the Underlying Fund or Underlying Stock (or such other security) is not listed or admitted to trading on any U.S. national securities exchange but is included in any other U.S. national market system, the last reported sale price, regular way, of the principal trading session on that day on the U.S. national market system that is the primary market for the trading of that Underlying Fund or Underlying Stock (or such other security);

•	if the Closing Market Price of the Underlying Fund or the Underlying Stock (or such other security) cannot be determined as set forth in the two bullet points above, and, in the case of an Underlying Stock, the Underlying Stock is issued by a foreign issuer, and the Underlying Fund or Underlying Stock (or such other security) is listed or admitted to trading on a non-U.S. securities exchange or market, the last reported sale price, regular way, of the principal trading session on that day on the primary non-U.S. securities exchange or market on which that Underlying Fund or Underlying Stock (or such other security) is listed or admitted to trading (converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable); or

•	if the Closing Market Price cannot be determined as set forth in the prior bullets, the mean, as determined by the calculation agent, of the bid prices for the Underlying Fund or Underlying Stock (or such other security) obtained from as many dealers in that security (which may include us, Barclays Capital Inc. and/or any of our affiliates), but not exceeding three, as will make the bid prices available to the calculation agent. If no such bid price can be obtained, the Closing Market Price will be determined (or, if not determinable, estimated) by the calculation agent in its sole discretion in a commercially reasonable manner.

Unless otherwise set forth in the applicable term sheet, for any applicable day under the terms of the notes, the value of an Underlying Fund or Underlying Stock will be determined by multiplying its Closing Market Price on that day by its “Price Multiplier” on that day. The initial Price Multiplier for an Underlying Fund or Underlying Stock will be one, unless otherwise set forth in the applicable term sheet. The Price Multiplier for each Underlying Fund will be subject to adjustment for certain events relating to that Underlying Fund as described under “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds.” The Price Multiplier for each Underlying Stock will be subject to adjustment for certain corporate events relating to that Underlying Stock as described under “—Anti-Dilution Adjustments Relating to Underlying Stocks.”

Market Disruption Events

As to any Index, a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where the securities included in the Index trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the securities which then comprise the Index or any successor index (as defined in “—Discontinuance of an Index”); or

(B)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Index, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to that Index or any successor index, whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise.

For the purpose of determining whether a Market Disruption Event as to any Index has occurred:

(1)	a limitation on the hours in a Market Measure Business Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the relevant futures or options contracts related to the Index (or any successor index) will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the Index (or any successor index) by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to that Index (or any successor index);

(4)	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	if applicable to Indices with component securities listed on the NYSE, for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent will be considered “material.”

As to any Underlying Fund, a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares or units of the Underlying Fund (or any successor underlying fund (as defined in “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund”)) on the primary exchange where such shares or units trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session);

(B)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares or units of the Underlying Fund (or any successor underlying fund), as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares or units of that Underlying Fund (or any successor underlying fund);

(C)	with respect to an Underlying Fund that holds equity securities, the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange where component stocks of the relevant Underlying Index (or any successor underlying index (as defined in “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund”)) trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in 20% or more of the component stocks which then comprise the relevant Underlying Index (or any successor underlying index); or

(D)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the relevant Underlying Index (or any successor underlying index), as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to that Underlying Index (or any successor underlying index).

The applicable term sheet will identify, if applicable, any additions or changes to the Market Disruption Events for an Underlying Fund, including a Commodity-Based Underlying Fund.

For the purpose of determining whether a Market Disruption Event as to any Underlying Fund has occurred:

(1)	a limitation on the hours in a Market Measure Business Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the shares or units of the Underlying Fund (or any successor underlying fund) or the relevant futures or options contracts relating to such shares or units or the relevant Underlying Index (or any successor underlying index) will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the shares or units of the Underlying Fund (or any successor underlying fund) or the relevant Underlying Index (or any successor underlying index) by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts will each constitute a suspension of or material limitation on trading in futures or options contracts relating to the Underlying Fund;

(4)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	if applicable to an Underlying Fund or Underlying Index with component stocks listed on the NYSE, for the purpose of clauses (A) and (C) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent will be considered “material.”

As to any Underlying Stock, which, for purposes of this section includes any “successor underlying stock,” which refers to the common equity securities or the ADRs of any Successor Entity (as defined in “—Anti-Dilution Adjustments Relating to Underlying Stocks—Reorganization Events”), a “Market Disruption Event” means one or more of the following events, as determined by the calculation agent in its sole discretion:

(A)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, of the shares of the Underlying Stock on the primary exchange where such shares trade, as determined by the calculation agent (without taking into account any extended or after-hours trading session); or

(B)	the suspension of or material limitation on trading, in each case, for more than two consecutive hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the shares of the Underlying Stock, as determined by the calculation agent (without taking into account any extended or after-hours trading session), in options contracts or futures contracts related to the shares of that Underlying Stock.

For the purpose of determining whether a Market Disruption Event as to any Underlying Stock has occurred:

(1)	a limitation on the hours in a Market Measure Business Day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

(2)	a decision to permanently discontinue trading in the shares of the Underlying Stock or the relevant futures or options contracts relating to such shares will not constitute a Market Disruption Event;

(3)	a suspension in trading in a futures or options contract on the shares of the Underlying Stock by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts, will each constitute a suspension of or material limitation on trading in futures or options contracts relating to that Underlying Stock;

(4)	subject to paragraph (3) above, a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

(5)	for the purpose of clause (A) above, any limitations on trading during significant market fluctuations under NYSE Rule 80B or any applicable rule or regulation enacted or promulgated by the NYSE or any other self-regulatory organization or the SEC of similar scope as determined by the calculation agent will be considered “material.”

Adjustments to an Index

After the applicable pricing date, the Market Measure Publisher of an Index may make a material change in the method of calculating that Index or in another way that changes that Index such that it does not, in the opinion of the calculation agent, fairly represent the level of that Index had those changes or modifications not been made. In this case, the calculation agent may, in its sole discretion, at the close of business in New York, New York, on each date that the closing level is to be calculated, determine to make adjustments to the Index. Those adjustments will be made in good faith as necessary to arrive at a calculation of a level of the Index as if those changes or modifications had not been made, and calculate the closing level of that Index, as so adjusted.

Discontinuance of an Index

After the applicable pricing date, the Market Measure Publisher of an Index may discontinue publication of that Index. That Market Measure Publisher or another entity may then publish a substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (a “successor index”). If this occurs, the calculation agent will substitute the successor index as calculated by the relevant Market Measure Publisher or other entity and calculate the level of the Index at any time required under the terms of the notes. If the calculation agent selects a successor index, the calculation agent will give written notice of the selection to the trustee, to us and to the holders of the notes. Under these circumstances, the calculation agent may in its sole discretion adjust any value of the discontinued Index and the successor index with a view to offsetting, to the extent practicable, any difference in the relative levels of the discontinued Index and the successor index at the time the discontinued Index is replaced by the successor index.

If the Market Measure Publisher of an Index discontinues publication of that Index before a day on which the level of that Index must be determined during the term of the notes and the calculation agent does not select a successor index, then on each day that the level of that Index must be determined, until the earlier to occur of:

•	the determination of any final payment on the notes; and

•	a determination by the calculation agent that a successor index is available,

the calculation agent will compute a substitute level for that Index in accordance with the procedures last used to calculate that Index before any discontinuance. The calculation agent will make available to holders of the notes information regarding those levels by means of Bloomberg L.P., Thomson Reuters, a website or any other means selected by the calculation agent in its reasonable discretion.

If a successor index is selected or the calculation agent calculates a level as a substitute as to any Index, the successor index or level will be used as a substitute for all purposes, including for the purpose of determining whether a Market Disruption Event exists.

Notwithstanding these alternative arrangements, any modification or discontinuance of the publication of any Index to which your notes are linked may adversely affect trading in the notes.

Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds

As to any Underlying Fund, the calculation agent, in its sole discretion, may adjust the Price Multiplier and any other terms of the notes if an event described below occurs after the applicable pricing date and on or before the final day on which the value of the shares or units of that Underlying Fund must be determined during the term of the notes and if the calculation agent determines that such an event has a dilutive or concentrative effect on the theoretical value of the shares or units of the applicable Underlying Fund or any successor underlying fund.

The Price Multiplier for an Underlying Fund resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require an adjustment of the Price Multiplier. The required adjustments specified below do not cover all events that could affect an Underlying Fund.

No adjustments to the Price Multiplier for any Underlying Fund or any other terms of the notes will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier or any other terms of the notes to reflect changes to an Underlying Fund if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

The calculation agent will be solely responsible for the determination of any adjustments to the Price Multiplier for any Underlying Fund or any other terms of the notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of equity securities by an Underlying Fund for cash or in connection with the occurrence of a partial tender or exchange offer for shares or units of that Underlying Fund by the Underlying Fund.

Following an event that results in an adjustment to the Price Multiplier for any Underlying Fund or any of the other terms of the notes, the calculation agent may (but is not required to) provide holders of the notes with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the notes, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier for any Underlying Fund and other terms of the notes as a result of certain events related to that Underlying Fund, which include, but are not limited to, the following:

Share Splits and Reverse Share Splits. If an Underlying Fund is subject to a share split or reverse share split, then once such split has become effective, the Price Multiplier for that Underlying Fund will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	the number of shares or units that a holder of one share or unit of that Underlying Fund before the effective date of the share split or reverse share split would have owned immediately following the applicable effective date.

For example, a two-for-one share split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse share split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Share Dividends. If an Underlying Fund is subject to (i) a share dividend (i.e., an issuance of additional shares or units of that Underlying Fund) or (ii) a distribution of additional shares or units of that Underlying Fund as a result of the triggering of any provision of the organizational documents of the Underlying Fund or otherwise that is given ratably to all holders of shares or units of that Underlying Fund, then, once the dividend has become effective and that Underlying Fund is trading ex-dividend, the Price Multiplier for that Underlying Fund will be adjusted on the ex-dividend date (as defined below) such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares or units issued in the share dividend with respect to one share or unit of that Underlying Fund;

provided that no adjustment will be made for a share dividend for which the number of shares or units of an Underlying Fund paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a share or unit dividend of one new share or unit for each share or unit held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier of an Underlying Fund to reflect any cash dividends or cash distributions paid with respect to that Underlying Fund other than Extraordinary Dividends (as defined below) and distributions described under “—Other Distributions” and “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an Underlying Fund, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the relevant Underlying Fund’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier for that Underlying Fund will be adjusted on the ex-dividend date so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	a fraction, the numerator of which is the Closing Market Price per share or unit of that Underlying Fund on the Market Measure Business Day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share or unit of that Underlying Fund on that preceding Market Measure Business Day exceeds the Extraordinary Dividend Amount (as defined below).

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•	in the case of cash dividends or other distributions that are paid as regular dividends, the amount per share or unit of the applicable Underlying Fund of that Extraordinary Dividend minus the amount per share or unit of the immediately preceding non-Extraordinary Dividend for that share or unit; or

•	in the case of cash dividends or other distributions that are not paid as regular dividends, the amount per share or unit of the applicable Underlying Fund of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the applicable Underlying Fund described under “—Other Distributions” and “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Other Distributions. If an Underlying Fund, after the applicable pricing date, declares or makes a distribution to all holders of the shares or units of the applicable Underlying Fund of any class of its securities (other than shares or units of the applicable Underlying Fund), evidences of its indebtedness or other non-cash assets, including, but not limited to, transferable rights and warrants, then, in each of these cases, once the distribution has become effective and the shares or units are trading ex-dividend, the Price Multiplier for that Underlying Fund will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	a fraction, the numerator of which will be the Current Market Price (as defined below) per share or unit of the applicable Underlying Fund, and the denominator of which will be the Current Market Price per share or unit of the applicable Underlying Fund, less the fair market value (as defined below), as determined by the calculation agent, as of the time the adjustment is effected of the portion of the capital stock, evidences of indebtedness, rights or warrants, or other non-cash assets so distributed or issued applicable to one share or unit of the applicable Underlying Fund.

The “Current Market Price” of any Underlying Fund means the arithmetic average of the Closing Market Prices of one share or unit of that Underlying Fund for the five Market Measure Business Days prior to the Market Measure Business Day immediately preceding the ex-dividend date of the distribution requiring an adjustment to the Price Multiplier.

“Ex-dividend date” means, for purposes of this section, the first Market Measure Business Day on which transactions in the shares or units of the Underlying Fund trade on the relevant exchange without the right to receive the applicable cash dividend or other cash distribution.

The “fair market value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent. If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the fair market value will equal the Closing Market Price of such distributed property on such ex-dividend date.

Reorganization Events

If after the pricing date and on or before the final day on which the value of the shares or units of an Underlying Fund must be determined during the term of the notes, that Underlying Fund (or any successor underlying fund) has been subject to a merger, combination, consolidation or statutory exchange of securities with another exchange-traded fund, and that Underlying Fund (or any successor underlying fund) is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier for that Underlying Fund (or any successor underlying fund) or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that event (including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to that Underlying Fund (or any successor underlying fund) or to the notes) and determine the effective date of that adjustment. If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Underlying Fund (or any successor underlying fund) to be delisted, liquidated, discontinued or otherwise terminated, the treatment of which is described under “—Anti-Dilution and Discontinuance Adjustments Relating to Underlying Funds—Discontinuance of or Material Change to an Underlying Fund.” For the avoidance of doubt, any adjustment will be made on or after the effective date of the reorganization and not on the date of the announcement of a plan or intention to effect such an event.

Discontinuance of or Material Change to an Underlying Fund

If shares or units of an Underlying Fund are delisted from its primary securities exchange (or any other relevant exchange), liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Underlying Fund (that exchange-traded fund being referred to herein as a “successor underlying fund”). In that event, the calculation agent may, in its sole discretion, adjust the applicable Price Multiplier or any value of the Underlying Fund or the successor underlying fund with a view to offsetting, to the extent practicable, any difference in the relative prices of the discontinued Underlying Fund and the successor underlying fund at that time.

If an Underlying Fund (or any successor underlying fund) is delisted, liquidated or otherwise terminated and the calculation agent determines that no adequate substitute for that Underlying Fund (or any successor underlying fund) is available, then the calculation agent will, in its sole discretion, calculate the Closing Market Price of that Underlying Fund (or any successor underlying fund) by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate that Underlying Fund (or any successor underlying fund). If the calculation agent determines that no such computation methodology will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

If a successor underlying fund is selected or the calculation agent calculates the Closing Market Price by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the discontinued Underlying Fund (or any successor underlying fund), that successor underlying fund or substitute computation methodology, as applicable, will be substituted for the discontinued Underlying Fund (or any successor underlying fund) for all purposes of the notes.

If at any time:

•	the Underlying Index of an Underlying Fund (or the underlying index related to a successor underlying fund) is discontinued or ceases to be published and (i) the Market Measure Publisher of that Underlying Index or another entity does not publish a successor or substitute underlying index that the calculation agent determines, in its sole discretion, to be comparable to that Underlying Index (a “successor underlying index”) or (ii) the Market Measure Publisher of that Underlying Fund does not announce that the Underlying Fund will track the successor underlying index; or

•	an Underlying Fund (or any successor underlying fund) in any way is modified (including, but not limited to, a material change in the investment policies, objectives or methodology of that Underlying Fund (or that successor underlying fund) or a material change to the related Underlying Index or successor underlying index) so that the relevant Underlying Fund (or successor underlying fund) does not, in the opinion of the calculation agent, fairly represent the price per share or unit of that Underlying Fund (or successor underlying fund) had those changes or modifications not been made;

then, from and after that time, the calculation agent may, in its sole discretion, determine to make those calculations and adjustments that, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a Closing Market Price of that Underlying Fund (or any successor underlying fund) as if those changes or modifications had not been made. The calculation agent also may determine that no adjustment is required. If the calculation agent determines that no such calculation or adjustment will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated as described below.

The calculation agent will be solely responsible for the method of calculating the Closing Market Price of an Underlying Fund (or any successor underlying fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

Notwithstanding these alternative arrangements, any modification or discontinuance of an Underlying Fund or the related Underlying Index may adversely affect trading in the notes.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated to the fifth business day (the “date of acceleration”) following the date of that determination and, unless otherwise stated in the applicable term sheet, any amount payable on the notes will be calculated as if the date of acceleration were the stated maturity date of the notes and as if the final calculation day of the Maturity Valuation Period were the fifth Market Measure Business Day prior to the date of acceleration. In addition, the notes will not bear a default interest rate.

Anti-Dilution Adjustments Relating to Underlying Stocks

As to any Underlying Stock (which, for purposes of this section, includes any successor underlying stock), the calculation agent, in its sole discretion, may adjust the Price Multiplier and any other terms of the notes if an event described below occurs after the applicable pricing date and on or before the final day on which the value of the shares of that Underlying Stock must be determined during the term of the notes and if the calculation agent determines that such an event has a dilutive or concentrative effect on the theoretical value of the shares of the applicable Underlying Stock.

The Price Multiplier for an Underlying Stock resulting from any of the adjustments specified below will be rounded to the eighth decimal place with five one-billionths being rounded upward. No adjustments to the Price Multiplier will be required unless the adjustment would require a change of at least 0.1% in the Price Multiplier then in effect. Any adjustment that would require a change of less than 0.1% in the Price Multiplier which is not applied at the time of the event may be reflected at the time of any subsequent adjustment that would require an adjustment of the Price Multiplier. The required adjustments specified below do not cover all events that could affect an Underlying Stock.

No adjustments to the Price Multiplier for any Underlying Stock or any other terms of the notes will be required other than those specified below. However, the calculation agent may, at its sole discretion, make additional adjustments or adjustments that differ from those described herein to the Price Multiplier or any other terms of the notes to reflect changes to an Underlying Stock if the calculation agent determines in good faith and a commercially reasonable manner that the adjustment is appropriate to ensure an equitable result.

The calculation agent will be solely responsible for the determination of any adjustments to the Price Multiplier for any Underlying Stock or any other terms of the notes and of any related determinations with respect to any distributions of stock, other securities or other property or assets, including cash, in connection with any corporate event described below; its determinations and calculations will be conclusive absent a determination of a manifest error.

No adjustments are required to be made for certain other events, such as offerings of common equity securities by an Underlying Company for cash or in connection with the occurrence of a partial tender or exchange offer for shares of an Underlying Stock by the applicable Underlying Company.

Following certain corporate events relating to an Underlying Stock, where the Underlying Company is not the surviving entity, any payment you receive on the notes may be based on the equity securities of a successor to the Underlying Company or on any cash or other assets distributed to holders of that Underlying Stock in such corporate event.

Following an event that results in an adjustment to the Price Multiplier for any Underlying Stock or any of the other terms of the notes, the calculation agent may (but is not required to) provide holders of the notes with information about that adjustment as it deems appropriate, depending on the nature of the adjustment. Upon written request by any holder of the notes, the calculation agent will provide that holder with information about such adjustment.

Anti-Dilution Adjustments to Underlying Stocks that Are Common Equity

The calculation agent, in its sole discretion and as it deems reasonable, may adjust the Price Multiplier for any Underlying Stock and other terms of the notes as a result of certain events related to an Underlying Stock, which include, but are not limited to, the following:

Stock Splits and Reverse Stock Splits. If an Underlying Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Price Multiplier for that Underlying Stock will be adjusted such that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	the number of shares that a holder of one share of that Underlying Stock before the effective date of the stock split or reverse stock split would have owned immediately following the applicable effective date.

For example, a two-for-one stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of two. In contrast, a one-for-two reverse stock split would ordinarily change a Price Multiplier of one into a Price Multiplier of one-half.

Stock Dividends. If an Underlying Stock is subject to (i) a stock dividend (i.e., an issuance of additional shares of that Underlying Stock) that is given ratably to all holders of shares of that Underlying Stock or (ii) a distribution of additional shares of that Underlying Stock as a result of the triggering of any provision of the organizational documents of the Underlying Company or otherwise, then, once the dividend or distribution has become effective and that Underlying Stock is trading ex-dividend, the Price Multiplier for that Underlying Stock will be adjusted on the ex-dividend date (as defined below) such that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of additional shares issued in the stock dividend with respect to one share of that Underlying Stock;

provided that no adjustment will be made for a stock dividend for which the number of shares of the Underlying Stock paid or distributed is based on a fixed cash equivalent value, unless such distribution is an Extraordinary Dividend (as defined below).

For example, a stock dividend of one new share for each share held would ordinarily change a Price Multiplier of one into a Price Multiplier of two.

Extraordinary Dividends. There will be no adjustments to the Price Multiplier of an Underlying Stock to reflect any cash dividends or cash distributions paid with respect to that Underlying Stock other than Extraordinary Dividends and distributions described under “—Reorganization Events” below.

An “Extraordinary Dividend” means, with respect to a cash dividend or other distribution with respect to an Underlying Stock, a dividend or other distribution that the calculation agent determines, in its sole discretion, is not declared or otherwise made according to the relevant Underlying Company’s then existing policy or practice of paying such dividends on a quarterly or other regular basis. If an Extraordinary Dividend occurs, the Price Multiplier for that Underlying Stock will be adjusted on the ex-dividend date so that the new Price Multiplier will equal the product of:

•	the prior Price Multiplier; and

•	a fraction, the numerator of which is the Closing Market Price per share of that Underlying Stock on the Market Measure Business Day preceding the ex-dividend date and the denominator of which is the amount by which the Closing Market Price per share of that Underlying Stock on that preceding Market Measure Business Day exceeds the Extraordinary Dividend Amount (as defined below).

The “Extraordinary Dividend Amount” with respect to an Extraordinary Dividend will equal:

•	in the case of cash dividends or other distributions that are paid as regular dividends, the amount per share of the applicable Underlying Stock of that

Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for that share; or

•	in the case of cash dividends or other distributions that are not paid as regular dividends, the amount per share of the applicable Underlying Stock of that Extraordinary Dividend.

To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent, whose determination will be conclusive. A distribution on the applicable Underlying Stock described under “—Issuance of Transferable Rights or Warrants” below or clause (a), (d) or (e) in “—Reorganization Events” below that also constitutes an Extraordinary Dividend will only cause an adjustment under those respective sections.

Issuance of Transferable Rights or Warrants. If an Underlying Company issues to all holders of record of the applicable Underlying Stock transferable rights or warrants to subscribe for or purchase that Underlying Stock, including new or existing rights to purchase that Underlying Stock under a shareholder rights plan or arrangement, then the Price Multiplier for that Underlying Stock will be adjusted on the Market Measure Business Day immediately following the issuance of those transferable rights or warrants so that the new Price Multiplier will equal the prior Price Multiplier plus the product of:

•	the prior Price Multiplier; and

•	the number of shares of that Underlying Stock that can be purchased with the cash value of those warrants or rights distributed on one share of that Underlying Stock.

The number of shares that can be purchased will be based on the Closing Market Price of the Underlying Stock on the date the new Price Multiplier is determined. The cash value of those warrants or rights, if the warrants or rights are traded on a registered national securities exchange, will equal the closing price of that warrant or right. If the warrants or rights are not traded on a registered national securities exchange, the cash value will be determined by the calculation agent and will equal the average of the bid prices obtained from three dealers at 3:00 p.m., New York time on the date the new Price Multiplier is determined, provided that if only two of those bid prices are available, then the cash value of those warrants or rights will equal the average of those bids, and if only one of those bids is available, then the cash value of those warrants or rights will equal that bid.

“Ex-dividend date” means, for purposes of this section, the first Market Measure Business Day on which transactions in the shares of the Underlying Stock trade on the relevant exchange without the right to receive an applicable dividend or other distribution.

Reorganization Events

If after the pricing date and on or before the final day on which the value of the shares of an Underlying Stock must be determined during the term of the notes, as to that Underlying Stock:

(a)	there occurs any reclassification or change of that Underlying Stock, including, without limitation, as a result of the issuance of tracking stock by the Underlying Company;

(b)	the Underlying Company, or any surviving entity or subsequent surviving entity of the Underlying Company (a “Successor Entity”), has been subject to a merger, combination, or consolidation and is not the surviving entity;

(c)	any statutory exchange of securities of the Underlying Company or any Successor Entity with another corporation occurs, other than under clause (b) above;

(d)	the Underlying Company is liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

(e)	the Underlying Company issues to all of its shareholders securities of an issuer other than the Underlying Company, including equity securities of an affiliate of the Underlying Company, other than in a transaction described in clauses (b), (c) or (d) above;

(f)	a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of the Underlying Company;

(g)	there occurs any reclassification or change of that Underlying Stock that results in a transfer or an irrevocable commitment to transfer all such outstanding shares of that Underlying Stock to another entity or person;

(h)	the Underlying Company or any Successor Entity is the surviving entity of a merger, combination or consolidation that results in the outstanding Underlying Stock (other than Underlying Stock owned or controlled by the other party to such transaction) immediately prior to such event collectively representing less than 50% of the outstanding Underlying Stock immediately following such event; or

(i)	the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act

(an event in clauses (a) through (i), a “Reorganization Event”), then, on or after the date of the occurrence of a Reorganization Event, the calculation agent shall, in its sole discretion, make an adjustment to the Price Multiplier for that Underlying Stock or any other terms of the notes as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the notes of that Reorganization Event (including adjustments to account for changes in volatility, expected dividends, stock loan rate or liquidity relevant to that Underlying Stock or to the notes), which may, but need not, be determined by reference to the adjustment(s) made in respect of such Reorganization Event by an options exchange to options on the relevant Underlying Stock traded on that options exchange, and determine the effective date of that adjustment. For the avoidance of doubt, any adjustment will be made on or after the effective date of the Reorganization Event and not on the date of the announcement of a plan or intention to effect such an event.

If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent, in its discretion, may cause the maturity date of the notes to be accelerated to the fifth business day (the “date of acceleration”) following the date of that determination and, unless otherwise stated in the applicable term sheet, any amount payable on the notes will be calculated as if the date of acceleration were the stated maturity date of the notes and as if the fifth Market Measure Business Day prior to the date of acceleration were the final calculation day during the Maturity Valuation Period. In addition, the notes will not bear a default interest rate.

If the Underlying Company ceases to file the financial and other information with the SEC in accordance with Section 13(a) of the Exchange Act, as contemplated by clause (i) above, and the calculation agent determines in its sole discretion that sufficiently similar information is not otherwise available to you, then the calculation agent may cause the maturity date of the notes to be accelerated to the fifth business day following the date of that determination and, unless otherwise stated in the applicable term sheet, any amount payable on the notes will be calculated as though the date of acceleration were the stated maturity date of the notes and as though the fifth Market Measure Business Day prior to the date of acceleration were the final day on which the value of the shares of the Underlying Stock must be determined during the term of the notes. In addition, the notes will not bear a default interest rate. If the calculation agent determines that sufficiently similar information is available to you, the Reorganization Event will be deemed to have not occurred.

Anti-Dilution Adjustments to Underlying Stocks That Are ADRs

For purposes of the anti-dilution adjustments set forth above, if an Underlying Stock is an ADR (an “Underlying ADR”), the calculation agent will consider the effect of any of the relevant events on the Underlying ADR, and adjustments will be made as if the Underlying ADR were the Underlying Stock described above. For example, if the stock represented by the Underlying ADR is subject to a two-for-one stock split, and assuming an initial Price Multiplier of one, the Price Multiplier for the Underlying ADR would be adjusted so that it equals two. Unless otherwise specified in the applicable term sheet, with respect to notes linked to an Underlying ADR (or an Underlying Stock issued by a non-U.S. Underlying Company), the term “dividend” means the dividends paid to holders of the Underlying ADR (or the Underlying Stock issued by a non-U.S. Underlying Company), and such dividends may reflect the netting of any applicable foreign withholding or similar taxes that may be due on dividends paid to a U.S. person.

The calculation agent may determine not to make an adjustment if:

(A)	holders of the Underlying ADR are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth above if the notes had been linked directly to the common shares of the Underlying Company represented by the Underlying ADR; or

(B)	to the extent that the calculation agent determines that the Underlying Company or the depositary for the Underlying ADR has adjusted the number of common shares of the Underlying Company represented by each share of the Underlying ADR, so that the market price of the Underlying ADR would not be affected by the corporate event.

If the Underlying Company or the depositary for the Underlying ADRs, in the absence of any of the events described above, elects to adjust the number of common shares of the Underlying Company represented by each share of the Underlying ADR, then the calculation agent may make the appropriate anti-dilution adjustments to reflect such change. The depositary for the Underlying ADRs may also make adjustments in respect of the Underlying ADRs for share distributions, rights distributions, cash distributions and distributions other than shares, rights and cash. Upon any such adjustment by the depositary, the calculation agent may adjust the Price Multiplier or other terms of the notes as the calculation agent determines commercially reasonable to account for that event.

Alternative Anti-Dilution and Reorganization Adjustments

The calculation agent may elect at its discretion to not make any of the adjustments to the Price Multiplier for an Underlying Stock or to the other terms of the notes, including the method of determining the Redemption Amount, described in this section, but may instead make adjustments, in its discretion, to the Price Multiplier for an Underlying Stock or any other terms of the notes that will reflect the adjustments to the extent practicable made by the Options Clearing Corporation on options contracts on that Underlying Stock. For example, if an Underlying Stock is subject to a two-for-one stock split, and the Options Clearing Corporation adjusts the strike prices of the options contract on that Underlying Stock by dividing the strike price by two, then the calculation agent may also elect to divide the Closing Market Price of that Underlying Stock on the applicable pricing date by two. In this case, the Price Multiplier will remain one. This adjustment would have the same economic effect on holders of the notes as if the Price Multiplier had been adjusted.

Delisting of ADRs or Termination of ADR Facility

If an Underlying ADR is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act, or if the ADR facility between the Underlying Company and the Underlying ADR depositary is terminated for any reason, then, on and after the date that the relevant Underlying ADR is no longer so listed or admitted to trading or the date of such termination, as applicable (the “termination date”), the Underlying Stock may be deemed to be the Underlying Company’s common equity securities rather than the Underlying ADR by the calculation agent, in its sole discretion and as it deems reasonable. In that case, the calculation agent will determine the price of the Underlying Stock by reference to those common shares. Under such circumstances, the calculation agent may modify any terms of the notes as it deems necessary, in its sole discretion, to ensure an equitable result. On and after the termination date, for all purposes, the Closing Market Price of the Underlying Company’s common shares on their primary exchange will be converted to U.S. dollars using such exchange rate as the calculation agent, in its sole discretion, determines to be commercially reasonable.

Delisting of an Original Foreign Underlying Stock or Nationalization of an Underlying Company

If a non-U.S. equity security serving as an Underlying Stock with a relevant exchange located outside the United States (an “Original Foreign Underlying Stock”) is no longer listed or admitted to trading on a securities exchange (a “Delisting Event”), or if the issuer of an Original Foreign Underlying Stock is nationalized (a “Nationalization Event”), the calculation agent, in its sole discretion, may either:

(a)	select a Successor Foreign Underlying Stock (as defined below) to that non-U.S. equity security after the close of the principal trading session on the Market Measure Business Day immediately prior to the effective date of the Delisting Event or Nationalization Event, as applicable (the effective date of the Delisting Event or Nationalization Event, as applicable, the “Change Date”), in accordance with the provisions of this section (each successor stock as so selected, a “Successor Foreign Underlying Stock” and each issuer of that Successor Foreign Underlying Stock, a “Successor Foreign Underlying Stock Issuer”); or

(b)	on and after the Change Date, (i) deem the closing price and, if applicable, the trading price of that Original Foreign Underlying Stock on each day to be the closing price of that Original Foreign Underlying Stock on the Market Measure Business Day immediately prior to the Change Date and (ii) deem the Price Multiplier of that Original Foreign Underlying Stock on each day to be the

Price Multiplier of that Original Foreign Underlying Stock on the Market Measure Business Day immediately prior to the Change Date.

Upon the selection of any Successor Foreign Underlying Stock by the calculation agent as described above, then on and after the Change Date:

(a)	references in this product supplement or the applicable term sheet to the applicable “Underlying Stock” will no longer refer to the Original Foreign Underlying Stock and will be deemed instead to refer to that Successor Foreign Underlying Stock for all purposes;

(b)	references in this product supplement or the applicable term sheet to the “issuer” (the Underlying Company) of the Original Foreign Underlying Stock will be deemed to be to the applicable Successor Foreign Underlying Stock Issuer for all purposes;

(c)	the relevant value or similar price for that Successor Foreign Underlying Stock will be determined by the calculation agent in a manner that it determines to be commercially reasonable; and

(d)	the Price Multiplier for that Successor Foreign Underlying Stock will be an amount as determined by the calculation in good faith as of the Change Date, taking into account, among other things, the closing price of the Original Foreign Underlying Stock on the Market Measure Business Day immediately preceding the Change Date, subject to adjustment for certain corporate events related to that Successor Foreign Underlying Stock described under “—Anti-Dilution Adjustments Relating to Underlying Stocks.”

The “Successor Foreign Underlying Stock” with respect to the Underlying Stock will be the common stock of a company organized in, or with its principal executive office located in, the country in which the issuer of the Original Foreign Underlying Stock is organized or has its principal executive office, selected by the calculation agent from among the common stocks of three companies then listed on a non-U.S. securities exchange that are not the Original Foreign Underlying Stock, with the three largest market capitalizations within the same industry as the issuer of the Original Foreign Underlying Stock that also have equity securities listed and traded on a national securities exchange in the United States or the primary non-U.S. securities exchange or market for the Original Foreign Underlying Stock that, in the sole discretion of the calculation agent, is the most comparable to the Original Foreign Underlying Stock (prior to the Change Date), taking into account factors the calculation agent deems relevant, including, without limitation, dividend history and stock price volatility; provided, however, that a Successor Foreign Underlying Stock will not be any stock that is subject to a trading restriction under the trading restriction policies of us or any of our affiliates that would materially limit the ability of us or any of our affiliates to hedge the notes with respect to that stock.

The calculation agent will provide information as to any Successor Foreign Underlying Stock upon written request by any holder of the notes.

Baskets

If the Market Measure to which your notes are linked is a Basket, the Basket Components and, if necessary, the definition of Market Measure Business Day will be set forth in the applicable term sheet. We will assign each Basket Component a weighting (the “Initial

Component Weight”) so that each Basket Component represents a percentage of the value of the Basket on the applicable pricing date. We may assign the Basket Components equal Initial Component Weights, or we may assign the Basket Components unequal Initial Component Weights. The Initial Component Weight for each Basket Component will be stated in the applicable term sheet.

Determination of the Component Ratio for Each Basket Component

The value of the Basket on the applicable pricing date will be equal to 100. We will set a fixed factor (the “Component Ratio”) for each Basket Component on the applicable pricing date, based on the weighting of that Basket Component. The Component Ratio for each Basket Component will equal:

•	the Initial Component Weight (expressed as a percentage) for that Basket Component, multiplied by 100; divided by

•	the closing level or the Closing Market Price, as applicable, of that Basket Component on the applicable pricing date.

Each Component Ratio will be rounded to eight decimal places.

The Component Ratios will be calculated in this way so that the value of the Basket will equal 100 on the applicable pricing date. The Component Ratios will not be revised subsequent to their determination on the applicable pricing date, except that the calculation agent may in its good faith judgment adjust the Component Ratio of any Basket Component in the event that Basket Component is materially changed or modified in a manner that does not, in the opinion of the calculation agent, fairly represent the value of that Basket Component had those material changes or modifications not been made.

The following table is for illustration purposes only and does not reflect the actual composition, Initial Component Weights or Component Ratios of a Basket, which will be set forth in the applicable term sheet.

Example: The hypothetical Basket Components are Underlying Fund ABC, Index XYZ and Index RST, with their Initial Component Weights being 50.00%, 25.00% and 25.00%, respectively, on a hypothetical pricing date:

Basket Component	Initial Component Weight	Hypothetical Closing Level or Closing Market Price(1)	Hypothetical Component Ratio(2)	Initial Basket Value Contribution
Underlying Fund ABC	50.00%	$500.00	0.10000000	50.00

Index XYZ	25.00%	2,420.00	0.01033058	25.00

Index RST	25.00%	1,014.00	0.02465483	25.00

Value of the Basket on the pricing date				100.00

(1)	This column sets forth the hypothetical closing level or Closing Market Price, as applicable, of each Basket Component on the hypothetical pricing date.

(2)	The hypothetical Component Ratio for each Basket Component equals its Initial Component Weight (expressed as a percentage) multiplied by 100, and then divided by the hypothetical closing level or Closing Market Price, as applicable, of that Basket Component on the hypothetical pricing date, with the result rounded to eight decimal places.

Unless otherwise stated in the applicable term sheet, if a Market Disruption Event occurs on the applicable pricing date as to any Basket Component or that pricing date is determined by the calculation agent not to be a Market Measure Business Day for any Basket Component by reason of an extraordinary event, occurrence, declaration or otherwise, the calculation agent will establish the closing level or the Closing Market Price, as applicable, of that Basket Component (the “Basket Component Closing Value”), and thus its Component Ratio, based on the closing level or the Closing Market Price, as applicable, of that Basket Component on the first Market Measure Business Day following the pricing date on which no Market Disruption Event occurs for that Basket Component. In the event that a Market Disruption Event or non-Market Measure Business Day occurs for that Basket Component on the pricing date and on each scheduled Market Measure Business Day thereafter to and including the second scheduled Market Measure Business Day following the pricing date, the calculation agent (not later than the close of business in New York, New York on the second scheduled Market Measure Business Day following the pricing date) will estimate the Basket Component Closing Value, and thus the applicable Component Ratio, in a manner that the calculation agent considers commercially reasonable. The applicable final term sheet will provide the Basket Component Closing Value, a brief statement of the facts relating to the establishment of the Basket Component Closing Value (including the applicable Market Disruption Event(s)) and the applicable Component Ratio.

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Component, “Market Disruption Event” will have the meaning set forth in “— Market Disruption Events.”

Value of the Basket

The calculation agent will calculate the value of the Basket for an applicable day by summing the products of the closing level or the Closing Market Price, as applicable, of each Basket Component on such day (multiplied by its Price Multiplier on such day, if applicable) multiplied by the Component Ratio for that Basket Component. The value of the Basket will vary based on the increase or decrease in the value of each Basket Component. Any increase in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in an increase in the value of the Basket. Conversely, any decrease in the value of a Basket Component (assuming no change in the value of the other Basket Component or Basket Components) will result in a decrease in the value of the Basket.

Unless otherwise specified in the applicable term sheet, if, for any Basket Component (an “Affected Basket Component”), (i) a Market Disruption Event occurs on a scheduled Observation Date or calculation day during the Maturity Valuation Period or (ii) any such date is determined by the calculation agent not to be a Market Measure Business Day by reason of an extraordinary event, occurrence, declaration or otherwise (any such day in either (i) or (ii) being a “non-calculation day”), the calculation agent will determine the closing levels or the Closing Market Prices, as applicable, of the Basket Components for such non-calculation day, as follows:

•	The closing level or the Closing Market Price, as applicable, of each Basket Component that is not an Affected Basket Component will be its closing level or Closing Market Price, as applicable, on such non-calculation day.

•	The closing level or the Closing Market Price, as applicable, of each Basket Component that is an Affected Basket Component for the applicable non-calculation day will be determined in the same manner as described under “—Certain Terms of the Notes—Events Relating to Observation Dates” and “—Certain Terms of the Notes—Events Relating to Calculation Days,” as applicable, provided that references to “closing level” or “Closing Market Price” will be deemed to be references to the closing level or the Closing Market Price of the applicable Basket Component.

For purposes of determining whether a Market Disruption Event has occurred as to any Basket Component, “Market Disruption Event” will have the meaning stated above in “—Market Disruption Events.”

Role of the Calculation Agent

The calculation agent has the sole discretion to make all determinations regarding the notes as described in this product supplement, including determinations regarding any payments on the notes, any Price Multiplier(s), the Market Measure, any Market Disruption Events, any successor index, successor underlying fund, successor underlying index or successor underlying stock, Market Measure Business Days, business days, calculation days, non-calculation days, any anti-dilution adjustments, and determinations related to any adjustments to, or discontinuance of, any Index or Underlying Fund. Absent manifest error, all determinations of the calculation agent will be conclusive for all purposes and final and binding on you and us, without any liability on the part of the calculation agent.

Unless otherwise set forth in the applicable term sheet, we will appoint our affiliate, Barclays Capital Inc., or one of our other affiliates as the calculation agent for each issue of the notes. However, we may change the calculation agent at any time without notifying you. The identity of the calculation agent will be set forth in the applicable term sheet.

Same-Day Settlement and Payment

The notes will be delivered in book-entry form only through The Depository Trust Company against payment by purchasers of the notes in immediately available funds. We will pay any amounts payable on the notes in immediately available funds so long as the notes are maintained in book-entry form.

Events of Default and Acceleration

Events of default are defined in the senior debt securities indenture. Notwithstanding anything to the contrary in the accompanying prospectus supplement, if such an event occurs and is continuing, unless otherwise stated in the applicable term sheet, the amount payable to a holder of the notes upon any acceleration permitted under the senior debt securities indenture will be calculated as if the date of acceleration were the stated maturity date of the notes and as if the final calculation day of the Maturity Valuation Period were the fifth Market Measure Business Day prior to the date of acceleration.

If a voluntary or involuntary liquidation, bankruptcy, insolvency or any analogous proceeding is filed with respect to the issuer, then depending on the applicable bankruptcy law, your claim may be limited to an amount that could be less than the amount payable upon default and acceleration as described above. In case of a default in payment under the notes, whether at their maturity or upon acceleration, and whether in an insolvency proceeding or otherwise, the notes will not accrue any default or other interest rate.

In addition, as described elsewhere in this document as well as in the accompanying prospectus supplement and prospectus and in the applicable term sheet, under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the U.K. resolution authority is satisfied that the resolution conditions are met. Accordingly, and notwithstanding anything to the contrary above, any payment on the notes (including, without limitation, any payment following an acceleration permitted under the senior debt securities indenture) will be subject to the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

Listing

Unless otherwise specified in the applicable term sheet, the notes will not be listed on a securities exchange or quotation system.

SUPPLEMENTAL PLAN OF DISTRIBUTION

Barclays Capital Inc. will act as our selling agent for any offering of the notes. The selling agent may act on either a principal basis or an agency basis, as set forth in the applicable term sheet. The selling agent will be a party to a distribution agreement described in the “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

The selling agent will receive an underwriting discount that is a percentage of the aggregate principal amount of the notes sold through its efforts, which will be set forth in the applicable term sheet. You must have an account with the selling agent in order to purchase the notes. The selling agent may sell the notes to one or more dealers participating in the offering for resale who will receive a selling concession in connection with the sale of the notes in an amount up to the full amount of the underwriting discount.

The selling agent is not acting as your fiduciary or advisor solely as a result of the making of any offering of the notes, and you should not rely upon this product supplement, the applicable term sheet, or the accompanying prospectus supplement or prospectus as investment advice or a recommendation to purchase any notes. You should make your own investment decision regarding the notes after consulting with your legal, tax and other advisors.

We, the selling agent, any dealer participating in the offering or any of our or their respective affiliates may use this product supplement, the prospectus supplement and the prospectus, together with the applicable term sheet, in market-making transactions for any notes after their initial sale solely for the purpose of providing investors with the description of the terms of the notes that were made available to investors in connection with the initial distribution of the notes. Secondary market investors should not, and will not be authorized to, rely on these documents for information regarding Barclays Bank PLC or for any purpose other than that described in the immediately preceding sentence.